UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
ACCRETIVE HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)
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PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 14, 2015
The 2015 Annual Meeting of Stockholders of Accretive Health, Inc. will be held on August 14, 2015 at 9:00 a.m., local time, at the Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611, to consider and act upon the following matters:
1. Elect four Class I directors, each for a term ending at the 2017 Annual Meeting of Stockholders, elect four Class II directors, each for a term ending at the 2018 Annual Meeting of Stockholders, and elect three Class III directors, each for a term ending at the 2016 Annual Meeting of Stockholders, or until his or her successor has been duly elected and qualified;
2. Approve our Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our 2010 Stock Incentive Plan by 5,000,000 shares, and to make other specified changes;

3.	Vote on a non-binding advisory proposal to approve executive compensation;
4. Approve an amendment to our Restated Certificate of Incorporation to declassify our board of directors and provide for the annual election of all directors;
5. Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and

6.	Transact such other business as may properly come before the meeting or any adjournment thereof.
Stockholders of record at the close of business on June 29, 2015 are entitled to receive this notice of our Annual Meeting and to vote at the Annual Meeting and at any adjournments of the meeting.

By Order of the Board of Directors,

Dr. Emad Rizk
Director, President and Chief Executive Officer
Chicago, Illinois
July , 2015

YOUR VOTE IS IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (1) OVER THE INTERNET, (2) BY TELEPHONE OR (3) BY MAIL. FOR SPECIFIC INSTRUCTIONS, PLEASE REFER TO THE QUESTIONS AND ANSWERS BEGINNING ON PAGE 2 OF THE PROXY STATEMENT AND THE INSTRUCTIONS ON THE PROXY CARD RELATING TO THE ANNUAL MEETING.
“STREET NAME” HOLDERS WHO PLAN TO ATTEND THE MEETING WILL NEED TO BRING A COPY OF A BROKERAGE STATEMENT REFLECTING THEIR STOCK OWNERSHIP IN ACCRETIVE HEALTH, INC. AS OF THE RECORD DATE.

TABLE OF CONTENTS

Page
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
What is the purpose of the Annual Meeting?	2
Who can vote?	2
What shares will be entitled to vote at the Annual Meeting?	2
How many votes do I have?	2
Is my vote important?	2
How do I vote?	2
Can I change my vote after I have voted my shares?	3
Can I vote if my shares are held in “street name”?	3
What constitutes a quorum?	3
What vote is required for each item and how will the votes be counted?	3
Who will count the votes?	4
How does the board of directors recommend that I vote on the proposals?	4
Will any other business be conducted at the Annual Meeting or will other matters be voted on?	4
Where can I find the voting results?	5
Can I recommend a candidate for Accretive Health’s board of directors?	5
How and when may I submit a stockholder proposal for the 2016 Annual Meeting of Stockholders?	5
How can I communicate with Accretive Health’s board of directors?	6
Who bears the costs of soliciting these proxies?	6
How can I obtain a copy of Accretive Health’s Annual Report on Form 10-K?	6
Whom should I contact if I have any questions?	6
Householding of Annual Meeting materials	7
PROPOSAL 1 - ELECTION OF DIRECTORS	8
PROPOSAL 2 - APPROVAL OF AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN	9
PROPOSAL 3 - VOTE ON A NON-BINDING ADVISORY PROPOSAL TO APPROVE EXECUTIVE COMPENSATION	20
PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS	22
PROPOSAL 5 - RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS	25
Security Ownership of Certain Beneficial Owners and Management	25
Our Board of Directors	27
Our Executive Officers	30
CORPORATE GOVERNANCE	32
Corporate Governance Guidelines	32
Board Leadership Structure	32
Board Determination of Independence	33
Director Nomination Process	33
Board Meetings and Attendance	34
Director Attendance at Annual Meeting of Stockholders	34
Risk Management	34

ACCRETIVE HEALTH, INC.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
PROXY STATEMENT
For our 2015 Annual Meeting of Stockholders to be held on August 14, 2015
Accretive Health, Inc. (often referred to as the “Company,” “Accretive Health,” “we” or “us” in this document) is sending you this proxy statement in connection with the solicitation of proxies by our board of directors for use at our 2015 Annual Meeting of Stockholders, or the Annual Meeting, which will be held on August 14, 2015 at 9:00 a.m. at the Gleacher Center, 450 North Cityfront Plaza Drive, Chicago, Illinois 60611. You may obtain directions to the location of the Annual Meeting by contacting our Office of Investor Relations by telephone at 877-252-2170 or by e-mail at investorrelations@accretivehealth.com. If the Annual Meeting is adjourned for any reason, then the proxies may be used at any adjournments of the Annual Meeting.
On or about July , 2015, we are mailing these proxy materials together with an annual report (the “2014 Annual Report”), consisting of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other information required by the rules of the Securities and Exchange Commission.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be Held on August 14, 2015
This proxy statement and our 2014 Annual Report are available for viewing, printing and downloading at http://proxyonline.accretivehealth.com
You may request a copy of the materials relating to our Annual Meeting, including this proxy statement and form of proxy for our Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, at www.accretivehealth.com, or by contacting our Office of Investor Relations by telephone at 877-252-2170 or by e-mail at investorrelations@accretivehealth.com
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 as filed with the Securities and Exchange Commission, other than exhibits, will be furnished without charge to any stockholder upon written or oral request to:
Accretive Health, Inc.
Attention: Office of Investor Relations
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
Telephone: 877-252-2170

 INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
What is the purpose of the Annual Meeting?
At the Annual Meeting, stockholders will consider and vote on the following matters:
1. Elect four Class I directors, each for a term ending at the 2017 Annual Meeting of Stockholders, elect four Class II directors, each for a term ending at the 2018 Annual Meeting of Stockholders, and elect three Class III directors, each for a term ending at the 2016 Annual Meeting of Stockholders, or until his or her successor has been duly elected and qualified;
2. Approve our Amended and Restated 2010 Stock Incentive Plan to increase the number of shares authorized for issuance under our 2010 Stock Incentive Plan by 5,000,000 shares, and to make other specified changes;

3.	Vote on a non-binding advisory proposal to approve executive compensation;
4. Approve an amendment to our Restated Certificate of Incorporation to declassify our board of directors and provide for the annual election of all directors;
5. Ratify the selection by the Audit Committee of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
6. Transact such other business as may properly come before the meeting or any adjournment thereof.
Who can vote?
All stockholders of record at the close of business on June 29, 2015, which we refer to as the record date, are entitled to vote at the Annual Meeting.
What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of common stock, of which shares were outstanding on the record date.
How many votes do I have?
Each share of our common stock you owned on the record date entitles you to one vote on each matter that is voted on.
Is my vote important?
Your vote is important regardless of how many shares you own. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and please cast your vote as soon as possible.
How do I vote?
Included with the proxy materials you received is a proxy card or a voting instruction card from your bank, broker or other nominee for the Annual Meeting. The proxy card or voting instruction card contains instructions on how to vote either at our Annual Meeting, over the Internet, by telephone or by mail. If you return the proxy card, but do not give any instructions on a particular matter described in this proxy statement, the shares you own will be voted in accordance with the recommendations of our Board of Directors. The Board of Directors recommends that you vote FOR Proposals 1, 2, 3, 4 and 5.
If you are a stockholder as of the record date and attend the meeting, you may personally deliver your completed proxy card or vote in person at the meeting.

Can I change my vote or revoke my proxy after I have voted my shares?
Yes. You may revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by delivering to our corporate secretary a written notice of revocation or a duly executed proxy bearing a later date, by voting over the Internet or by telephone, or by voting in person at the meeting. You may not change your vote over the Internet or by telephone after 11:59 p.m. Eastern Time on August 13, 2015. Only your latest dated, valid proxy card received by mail not later than August 13, 2015 will be counted.
Can I vote if my shares are held in “street name”?
If the shares you own are held in “street name” by a bank or brokerage firm, your bank or brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form.
If your shares are held in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of the shares as of the record date in order to be admitted to the meeting on August 14, 2015. To be able to vote your shares held in street name at the meeting, you will need to obtain a proxy card from the holder of record.
What constitutes a quorum?
In order for business to be conducted at the meeting, a quorum must be present. For all the matters that are voted upon at the Annual Meeting, a quorum consists of the holders of a majority of the common stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Shares of our common stock represented in person or by proxy (including broker non-votes and shares that abstain or do not vote with respect to one or more of the matters to be voted upon) will be counted for the purpose of determining whether a quorum exists.
If a quorum is not present, the meeting will be adjourned until a quorum is obtained.
What vote is required for each item and how will the votes be counted?
Each share of common stock is entitled to one vote, whether voted by a proxy or by a ballot voted in person at the meeting. Shares will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the shares abstains from voting on the matter or (2) the shares are broker non-votes, as described below.
Approval Requirements. If a quorum is present, the vote required to approve each of the proposals is as follows. All votes will be counted by the inspector of election appointed for the meeting.

•
With respect to Proposal 1, the nominees for our Class I, II and III directors receiving a plurality of the votes cast by holders of our common stock at the meeting in person or by proxy, shall be elected to our board of directors as our Class I, II and III directors. With respect to Proposal 1, you may vote “for” or “withhold” any or all director nominees.

•
With respect to Proposals 2, 3 and 5, the affirmative vote of the holders of a majority of shares of common stock voted at the meeting, in person or by proxy, is required for approval. For Proposals 2, 3 and 5, abstentions are not counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have no effect on the outcome of voting on such proposals.

•
With respect to Proposal 4, the affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock is required for approval of the amendment of our Restated Certificate of Incorporation to declassify our board of directors and provide for the annual election of all directors. For Proposal 4, abstentions have the effect of a vote against the proposal.

Broker Non-Votes. Under New York Stock Exchange, or NYSE, rules applicable to banks and brokerage firms, if your broker holds your shares in its name and does not receive voting instructions from you, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.” Broker non-votes are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that it does not have discretionary authority to vote on a particular matter. Proposal 5 is a discretionary item under these rules, and accordingly, your bank or brokerage firm will be able to vote your shares if you do not give instructions on how to do so. The election of directors, the approval of our Amended and Restated 2010 Stock Incentive Plan, the non-binding vote to approve executive compensation and the approval of the amendment of our Restated Certificate of Incorporation to declassify our board of directors and provide for the annual election of all directors as discussed in Proposals 1, 2, 3 and 4, respectively, are “non-discretionary” items. Thus, if you hold your shares in street name and you do not instruct your bank, broker, or other nominee how to vote in Proposal 1, 2, 3 or 4, your shares may constitute broker non-votes with respect to such proposals and no votes will be cast on your behalf with respect to such proposals.

Broker non-votes will not affect the required vote with respect to Proposals 1, 2, 3 or 4 (and will not affect the attainment of a quorum since the broker has discretion to vote on Proposal 5 and these votes will be counted toward establishing a quorum).
Who will count the votes?
Broadridge Financial Solutions will count, tabulate and certify the votes. A representative of Broadridge Financial Solutions will serve as the inspector of elections at the meeting.
How does the board of directors recommend that I vote on the proposals?
Our board of directors recommends that you vote:
FOR the election of the Class I, II and III director nominees listed below;
FOR the approval of the Amended and Restated 2010 Stock Incentive Plan;
FOR the non-binding advisory vote to approve executive compensation;
FOR the approval of an amendment to our Restated Certificate of Incorporation to declassify our Board of Directors; and
FOR the ratification of the selection of our independent registered public accounting firm.
Will any other business be conducted at the Annual Meeting or will other matters be voted on?
We are not aware of any other business to be conducted or matters to be voted upon at the meeting. Under our bylaws, the deadline for stockholders to notify us of any proposals or nominations for director to be presented for action at the Annual Meeting is May 30, 2015. If any other matter properly comes before the meeting, the persons named in the proxy card that accompanies this proxy statement will exercise their judgment in deciding how to vote, or otherwise act, at the meeting with respect to that matter or proposal.

Where can I find the voting results?
We will report the voting results from the Annual Meeting in a Current Report on Form 8-K, which we expect to file with the Securities and Exchange Commission, or the SEC, within four business days after the Annual Meeting.
Can I recommend a candidate for Accretive Health’s board of directors?
Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by submitting the stockholder’s name, address and number of shares of our stock held, as well as any other information required by our bylaws, the candidate’s name, age, address and resume to our corporate secretary at the address below. If a stockholder would like a candidate to be considered for inclusion in the proxy statement for our 2016 Annual Meeting of Stockholders, then the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2016 Annual Meeting of Stockholders?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “Board Committees - Nominating and Corporate Governance Committee” and in the Corporate Governance Guidelines posted in the “Corporate Governance” section of the “Investor Relations” page of our website, www.accretivehealth.com.
How and when may I submit a stockholder proposal for the 2016 Annual Meeting of Stockholders?
If you are interested in submitting a proposal for inclusion in the proxy statement for our 2016 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 under the Securities Exchange Act of 1934, which we refer to as the Exchange Act. Since we did not hold annual meetings in 2013 and 2014, and the Annual Meeting is being held later in the calendar year than usual, a proposal that a stockholder would like included in our proxy statement for the 2016 Annual Meeting of Stockholders must satisfy all applicable requirements of Rule 14a-8 and must be received at the address below by a reasonable time before we begin to print and send our proxy materials for our 2016 Annual Meeting of Stockholders.
If you wish to present a proposal or a proposed director candidate at the 2016 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to us at the address noted below. We must receive this required notice no earlier than the 120th day prior to the 2016 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2016 Annual Meeting of Stockholders and (2) the 10th day following the date on which notice of the date of the meeting is mailed or public disclosure is made, whichever occurs first.
Any proposals, notices or information about proposed director candidates should be sent to:
Accretive Health, Inc.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
Attention: Corporate Secretary

How can I communicate with Accretive Health’s board of directors?
Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, with the assistance of our senior management, is primarily responsible for monitoring and responding to communications from stockholders and other interested parties and for providing copies or summaries of communications to the other directors, as he considers appropriate.
All communications are forwarded to the chairman of the nominating and corporate governance committee and to the chairman of another committee of the board of directors, if the communication was addressed to the attention of another committee of the board of directors. The chairman of the nominating and corporate governance committee, in consultation, in the case of communications to be addressed by another committee of the board of directors, with the chairman of that committee, shall decide in each case whether any particular communication should be forwarded to some or all other members of the board of directors.
Our stockholders may send communications to our board of directors by forwarding them addressed to our corporate secretary, our board of directors or, in the case of matters concerning accounting, internal accounting controls and auditing, our audit committee, at the above address.
Who bears the costs of soliciting these proxies?
We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional pay, solicit proxies by telephone, facsimile, e-mail and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.
How can I obtain a copy of Accretive Health’s Annual Report on Form 10-K?
Our Annual Report on Form 10-K is available in the “SEC Filings” section of the “Investor Relations” page of our website at www.accretivehealth.com.
Alternatively, if you would like us to send you a copy of our Annual Report on Form 10-K (without exhibits), without charge, please contact:
Accretive Health, Inc.
401 North Michigan Avenue
Suite 2700
Chicago, Illinois 60611
Attention: Investor Relations
Telephone: 877-252-2170
investorrelations@accretivehealth.com

If you would like us to send you a copy of the exhibits listed on the exhibit index of our Annual Report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
Whom should I contact if I have any questions?
If you have any questions about the Annual Meeting or your ownership of our common stock, please contact our Investor Relations department at the address, telephone number or e-mail address listed above.

Householding of Annual Meeting materials
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write our Investor Relations department at the address, telephone number or e-mail address listed above. If you want to receive separate copies of our proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our board of directors is currently authorized to have fourteen members. Our directors are divided into three classes, with one class being elected each year and members of each class holding office for a three-year term until his or her successor is duly elected and qualified and subject to his or her earlier death, resignation or removal. Our Restated Certificate of Incorporation and our by-laws provide that the number of directors is to be established by the board of directors and that each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors.

J. Michael Cline, Arthur H. Spiegel, III and Mary A. Tolan resigned from our board of directors effective May 15, 2015, and Stephen F. Schuckenbrock resigned from our board of directors effective May 18, 2015. On May 15, 2015, the following directors notified the Company that they have decided not to stand for re-election at this Annual Meeting: Steven N. Kaplan, Stanley N. Logan and Mark A. Wolfson. On May 19, 2015, our board of directors increased the size of our board of directors from 13 members to 14 members and elected Michael B. Hammond as a Class I director, Arthur A. Klein and Amir Dan Rubin as Class II directors and Charles J. Ditkoff and Lawrence B. Leisure as Class III directors, each of whom is standing for re-election at this Annual Meeting. On May 19, 2015, our board of directions approved a reduction in the size of our board of directors from fourteen members to eleven members, effective as of immediately prior to the Annual Meeting.
The three classes of our board of directors currently consist of four Class I directors, five Class II directors and five Class III directors. Because we did not hold an annual meeting of stockholders in 2013 or 2014 due to the restatement of our financial statements, all classes of directors are up for election at this Annual Meeting, and our stockholders will have an opportunity to vote for eleven nominees for director: Edgar M. Bronfman, Jr., Charles J. Ditkoff, Michael B. Hammond, Arthur A. Klein, Lawrence B. Leisure, Alex J. Mandl, Denis J. Nayden, Emad Rizk, Amir Dan Rubin, Steven J. Shulman and Robert V. Stanek.
You can find more information about the director nominees in the section of this proxy statement entitled “INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS - Our Board of Directors.”
If elected, Messrs. Ditkoff, Leisure and Mandl will hold office as Class III directors until the 2016 Annual Meeting of Stockholders, Messrs. Hammond, Nayden, Rizk and Shulman and will hold office as Class I directors until the 2017 Annual Meeting of Stockholders and Messrs. Bronfman, Klein, Rubin and Stanek will hold office as Class II directors until the 2018 Annual Meeting of Stockholders. All nominees have consented to being named in this proxy statement and indicated their willingness to serve if elected. However, if any of them should be unable to serve, proxies may be voted for substitute nominees nominated by our board of directors, or our board of directors may reduce the number of directors.
If Proposal 4 is approved by stockholders at the Annual Meeting, our board of directors will be declassified on a phased-in basis, with each director elected at this Annual Meeting completing his full term. See page 22 for details.
Our board of directors recommends a vote FOR the nominees for Class I, II and III directors.

PROPOSAL 2 — APPROVAL OF AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN
Introduction
Overview of Amendments
Our 2010 Stock Incentive Plan, which we refer to as the 2010 Plan, became effective upon our initial public offering in May 2010 and has not been amended since then. 24,374,756 shares of common stock (subject to adjustment in the event of changes in our capitalization or reorganization events) are authorized for issuance under the 2010 Plan pursuant to stock options, awards of restricted stock, restricted stock units, stock appreciation rights and other stock-based awards, which we refer to collectively as Awards. As of May 21, 2015, a total of 6,743,366 shares have been issued as a result of the exercise of stock options and the award of restricted stock granted pursuant to the 2010 Plan and 14,019,090 shares are reserved for issuance pursuant to outstanding stock options granted under the 2010 Plan. Therefore, as of May 21, 2015, approximately 4,200,000 shares remain available for future grants under the 2010 Plan.
Based on the recommendation of the compensation committee and subject to approval by our stockholders at the Annual Meeting, our board of directors has approved an amendment and restatement of the 2010 Plan, which we refer to as the Amended Plan. The Amended Plan authorizes the issuance of an additional five million shares pursuant to Awards (which amendment we discuss in greater detail below) and makes a number of other amendments to the 2010 Plan. Specifically, the Amended Plan:

•	imposes minimum vesting terms on Awards granted under the Amended Plan, subject to exceptions specified in the Amended Plan;

•	imposes limitations on the Board’s ability to accelerate the vesting of Awards granted under the Amended Plan;

•
eliminates the liberal share counting provisions of the 2010 Plan by providing that neither (1) shares of common stock delivered to us to purchase shares of common stock upon exercise of an Award or to satisfy tax withholding obligations nor (2) shares of common stock repurchased by us on the open market using proceeds from the exercise of an Award, will be added back to the number of shares available for grant under the Amended Plan;

•
provides that the full number of shares covered by a stock appreciation right multiplied by the percentage of the Award actually exercised will reduce the number of shares available for grant under the Amended Plan;

•
provides that the maximum number of shares of our common stock with respect to which Awards may be granted to any participant under the Amended Plan is 3,000,000 per calendar year, which limit is to be construed and applied in accordance with Section 162(m) of the Internal Revenue Code, or the Code;

•	provides that discretionary Awards to non-employee directors may be granted and administered only by a committee of our board of directors made up of independent directors;

•	clarifies that no option or stock appreciation right granted under the Amended Plan shall have a term in excess of 10 years;

•	prohibits repricing of outstanding options and stock appreciation rights without stockholder approval;

•	prohibits the grant of reload options and reload stock appreciation rights;

•
provides that, unless otherwise provided in an Award agreement, dividends with respect to shares of restricted stock shall be paid only if and when the restricted stock becomes free from restrictions on transferability and forfeitability;

•
provides that, unless otherwise provided in an Award agreement, dividend equivalents with respect to restricted stock units and other stock-based Awards will be paid only if and when the Award becomes free from restrictions on transferability and forfeitability; and

•
provides that we may make grants of restricted stock, restricted stock units and other stock-based Awards subject to the achievement of certain performance goals, described in the Description of the Amended Plan below, and provides rules for the administration of such performance Awards under the Amended Plan so that any such Awards are eligible to be exempt from the deduction limitation of Section 162(m) of the Code.
Increase in Authorized Shares under the Amended Plan
In determining the number of additional shares to be authorized for issuance under the Amended Plan, our compensation committee and our board of directors considered, among other things, our hiring plans and expected number of employees, our historic share usage under the 2010 Plan, our current overhang in shares issuable with respect to outstanding awards (as discussed below), the existing terms of such outstanding awards and assumptions regarding stock option exercise activity and forfeiture rates. In making its recommendation to the board of directors, the compensation committee also considered the advice of Towers Watson, the compensation committee’s compensation consultant. In light of the number of shares available for the grant of future Awards before the amendment and the Company’s contractual obligation (as described in greater detail below) to issue an award of restricted stock to Mr. Shulman, the Chairman of our board of directors, following the Annual Meeting, the board of directors believes that increasing the shares authorized for issuance by five million shares is an appropriately modest increase to the number of shares available for grant under the Amended Plan.
If the Amended Plan is approved by our stockholders, it will become immediately effective as of August 14, 2015. The additional five million shares of common stock will provide the Company with approximately 9.2 million shares with which to grant Awards under the Amended Plan following the Annual Meeting. In addition, shares subject to awards outstanding as of August 14, 2015 that expire or are terminated, surrendered, canceled or forfeited may, in accordance with the terms of the Amended Plan, also be available for the future grant of Awards. We expect that if the Amended Plan is approved by our stockholders, the total number of shares available for issuance under the Amended Plan will be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract and retain exceptional talent and key personnel through 2016.
Our board of directors believes that approval of the Amended Plan is in the best interests of the Company and our stockholders. In reaching this conclusion, the board of directors considered the following factors:

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Granting equity awards allows us to conserve our cash. Since our initial public offering, we have relied on stock-based equity incentive compensation to conserve cash, allowing us to offer lower cash compensation than would otherwise be needed to attract, retain and motivate our key personnel. If the amendment is not approved, we would likely be compelled to alter our compensation program to increase cash-based compensation in order to remain competitive, which we do not believe is appropriate for our business. Cash-based awards do not provide the same benefits as equity, such as retention and alignment with stockholder interests. In addition, if we increase the cash-based component of our compensation programs, we believe that the amount of free cash flow we will have available for other purposes, including growing and investing in our business, could be negatively affected.

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Our agreement with the Chairman of our board of directors calls for a significant cash payment if our stockholders do not approve an amendment to increase the number of shares authorized under the 2010 Plan. As part of our strategy to navigate significant business challenges in March 2014, including the initiation of NYSE delisting proceedings and the continuing effects of both the negative publicity in connection with the lawsuit filed against us in January 2012 by the Minnesota Attorney General and our financial restatement, our board of directors appointed Steven Shulman as Chairman of our board of directors on April 2, 2014, and negotiated a compensation package for Mr. Shulman’s services as our Chairman. Since his appointment, Mr. Shulman has played a pivotal role in assisting us in navigating this challenging business environment, including by leading and successfully concluding the search for our new Chief Executive Officer, Dr. Rizk, assisting us in strengthening our relationships with certain of our key customers and helping to provide strategic direction for our company. The Chairman Services Agreement with Mr. Shulman calls for, among other things, a restricted stock award of 2,250,000 shares of our common stock, subject to approval by our stockholders at the Annual Meeting of an amendment to our 2010 Plan to increase the number of shares authorized for issuance under the 2010 Plan to an amount sufficient to cover the grant of these shares of restricted stock to Mr. Shulman. In the event that our stockholders do not approve the Amended Plan, the Chairman Services Agreement provides that Mr.

Shulman is entitled to receive a one-time payment of approximately $5.9 million, which amount is equal to $400,000 for each month then-elapsed between April 2, 2014 and the first business day following the Annual Meeting (pro-rated for partial months), less the portion of any annual fees he received during such time, payable within 30 days of the Annual Meeting.

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Our annual burn rate is appropriate for our stage of development. The number of awards we have granted under the 2010 Plan as a percentage of our annual weighted average diluted shares (commonly referred to as the burn rate), has been on average 7.64% over the three-year period from 2012 through 2014, and net of forfeitures and cancellations, has been 2.96% during the same period. The table below shows equity awards granted for the 2012 - 2014 fiscal years and the calculation of annual equity burn rate and the three-year average equity burn rate. Burn rate percentages are calculated using the weighted average number of shares of our common stock outstanding.

Fiscal year	Options Granted	Restricted Stock Awards Granted	Gross Shares Granted	Gross Burn Rate	Less: Forfeitures and Cancellations	Net Shares Granted	Weighted Average Number of Basic Common Shares Outstanding	Net Burn Rate
2014	4,406,856	2,365,000	6,771,856	7.07%	5,144,003	1,627,853	95,760,443	1.70%
2013	8,345,437	508,303	8,853,740	9.25%	5,663,123	3,190,617	95,687,940	3.33%
2012	6,470,949	50,000	6,520,949	6.61%	2,870,182	3,650,767	98,602,099	3.70%
Three-year Average:				7.64%				2.91%

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Our current overhang results in part from the large number of out-of-the money options granted to employees during the last four years. Overhang provides a measure of the potential dilution. We calculated overhang as the total number of shares subject to outstanding equity awards as of May 21, 2015, plus the total number of shares available to be granted in future (together, the “equity award shares”), divided by the weighted average common shares outstanding plus the equity award shares. As of May 21, 2015, our overhang was 20.9% and, if the number of shares authorized for issuance under the plan is increased by five million, immediately following the Annual Meeting our overhang will be 24.1%. However, as of May 21, 2015, options to purchase 21,122,891 shares of our common stock (which number includes options to purchase 7,103,801 shares of our common stock which were granted as inducement grants outside of the 2010 Plan in accordance with NYSE rules) were outstanding, at a weighted-average exercise price $10.33 per share and with a weighted average remaining life of 6.8 years. Therefore, a significant portion of our overhang represents vested and unvested options that are significantly out-of-the-money, and may not be dilutive to our stockholders. For example, based on a closing trading price of $5.41 per share on May 21, 2015, options to purchase 18,305,489 shares of our common stock were out-of-the-money, which options had a weighted-average exercise price of $11.45 per share.

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Our future success depends, in large part, on our ability to attract, retain, and motivate high-performing employees, officers, directors, consultants and advisors. We believe that equity-based incentive awards are an important component of our compensation philosophy, intended to provide our employees, officers, directors, consultants and advisors with performance-based incentives and/or equity ownership in the Company, to better align the recipient’s interests with those of our stockholders. Our success is dependent in large part on our ability to use market relevant compensation to attract, retain and motivate the most talented professionals to serve our clients, the Company, and, ultimately, our stockholders. As a result of our desire to continue to provide equity incentive awards to our key service providers, both when they begin providing services to us and on an annual basis, we believe that the approximately 4,200,000 shares remaining available to us for grant of equity incentive awards under the 2010 Plan would be insufficient to satisfy our equity compensation needs through 2016.

Our board of directors recommends a vote FOR the approval of the Amended and Restated 2010 Stock Incentive Plan.

A brief summary of the Amended Plan is outlined below. The following summary is not a complete description of all of the provisions of the Amended Plan and is qualified in its entirety by reference to the Amended Plan, a copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Amended Plan by writing to Accretive Health, Inc., Attn: Investor Relations, 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611. A copy of the Amended Plan, which is attached as Appendix A of this proxy statement filed with the SEC, may also be accessed from the SEC’s home page (www.sec.gov).
Description of the Amended Plan
Stock Available for Awards
Authorized Number of Shares. Up to 29,374,756 shares of common stock, subject to adjustment for changes in our capitalization or reorganization events, will be authorized for issuance pursuant to Awards granted under the Amended Plan. This number includes the number of shares of common stock subject to outstanding awards granted under our Amended and Restated Stock Option Plan, which awards may expire, terminate or otherwise be surrendered, cancelled, forfeited or repurchased by us at their original issue price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Code).
Share Counting. The Amended Plan provides that all shares of our common stock covered by stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Amended Plan and against the sublimits contained in the Amended Plan; provided, however, that (i) stock appreciation rights that may be settled only in cash shall not be so counted, (ii) if we grant a stock appreciation right in tandem with an option for the same number of shares of common stock and provide that only one such Award may be exercised, which we refer to as a tandem stock appreciation right, only the shares covered by the option and not the shares covered by the tandem stock appreciation right shall be so counted, and the expiration of one in connection with the others’ exercise will not restore shares to the Amended Plan. The Amended Plan also provides that shares of our common stock delivered to the us by a participant to (i) purchase shares of common stock upon exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) may no longer be added back to the number of shares available for the future grant of Awards. The Amended Plan also provides that shares of our common stock that we repurchase on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.
Reacquired Shares. If any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such Award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of incentive stock options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the Amended Plan and against certain sublimits contained therein shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise and (3) the shares covered by a tandem stock appreciation right shall not again become available for grant upon the expiration or termination of such tandem stock appreciation right.
Substitute Awards. In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant Awards in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Amended Plan. Substitute Awards shall not count against the overall share limit of the Amended Plan or any sublimits contained in the Amended Plan, except as may be required by reason of Section 422 and related provisions of the Code.

Section 162(m) Per-Participant Limit. The maximum number of shares of common stock with respect to which Awards may be granted to any one participant under the Amended Plan shall be 3,000,000 per calendar year. For purposes of the foregoing limit, the combination of an option in tandem with a stock appreciation right shall be treated as a single Award.
Types of Awards
The Amended Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based Awards.
Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of a share of common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). If our board of directors approves a grant effective as of a future date, the exercise price will be no less than 100% (or 110%, as applicable) of the fair market value of a share of common stock on such future date. Only employees may be granted incentive stock options. Options granted pursuant to the Amended Plan may not be granted with a term in excess of 10 years (or, in excess of five years in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). The Amended Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) with respect to a nonstatutory stock option, payment in shares of common stock in the form of a “net exercise”, (v) payment by any other lawful consideration as our board of directors may determine, or (vi) any combination of these forms of payment.
Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of our common stock over the value of the common stock on the date of grant of the stock appreciation right, which we refer to as the measurement price. Stock appreciation rights may be settled by the delivery of shares of our common stock or in cash. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The measurement price will be no less than 100% of the fair market value of a share of common stock on the date of grant. If our board of directors approves a grant effective as of a future date, the measurement price will be no less than 100% of the fair market value of a share of common stock on such future date. The maximum term of any stock appreciation right granted pursuant to the Amended Plan will be no more than 10 years from the date of grant.
Restricted Stock and Restricted Stock Unit Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase, or require the forfeiture of such shares if issued at no cost, all or part of such shares from the recipient in the event that the conditions specified in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of restricted stock shall be paid to the recipient (without interest) only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Alternatively, instead of issuing common stock that is subject to repurchase, our board of directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock or cash at such time as the conditions specified in the applicable Award agreement are satisfied. Our board of directors may, in its discretion, provide that settlement of restricted stock units shall be deferred, on a mandatory basis or at the election of the recipient in a manner that complies with Section 409A of the Code. A recipient has no voting rights with respect to any restricted stock units. A grant of restricted stock units may provide the recipient with a right to receive dividend equivalents, which shall be subject to the same restrictions on transfer and forfeitability as the underlying restricted stock units.
Other Stock-Based Awards. Under the Amended Plan, our board of directors has the right to grant other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of Awards as other stock-based Awards. Other stock-based Awards may be available as a form of payment in the settlement of other Awards granted under the Amended Plan or as payment in lieu of compensation to which a recipient is otherwise entitled. Other stock-based Awards may be paid in shares of our common stock or cash, as our board of directors determines. Dividend equivalents with respect to other stock-based Awards will be subject to the same restrictions on transfer and forfeitability as the underlying other stock-based Award.
Performance Awards. The compensation committee or a subcommittee thereof, made up solely of two or more outside directors (as that term is defined under Section 162(m) of the Code), may determine, at the time of grant, that a restricted stock Award, restricted stock unit Award or other stock-based Award granted to a covered employee, as such term is defined under Section 162(m) of the Code, will vest solely upon the achievement of specified performance criteria so that any such Award may qualify as performance-based compensation under Section 162(m) of the Code. The performance criteria for each such Award will be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (or GAAP) or on a non-GAAP basis, as determined by the compensation committee: gross cash generated from customer contracting activities; net cash generated from customer contracting activities; net cash generated from customer contracting activities per share; site operating margin; net income per share; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, and stock-based compensation expense; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return; gross profit; revenue growth; cost savings; working capital; customer satisfaction; service quality; completion of strategic acquisitions/dispositions and/or execution of customer contracts; and receipt of regulatory approvals. Such criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The compensation committee may specify that such performance measures will be adjusted to exclude any one or more of: extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, the fluctuation in foreign currency exchange rates and charges for restructuring and rationalization programs. Such performance measures may vary by participant and may be different for different Awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and must be set by the compensation committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) of the Code. Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the board of directors may determine. With respect to any performance Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the compensation committee may not waive the achievement of the applicable performance measures except in the case of death or disability of the participant or a change in control of our company.
Certain Award Terms
Limitations on Repricing of Options or Stock Appreciation Rights; No Reload Options or Reload Stock Appreciation Rights. Unless approved by our stockholders or otherwise permitted under the terms of the Amended Plan as a result of changes in our capitalization or reorganization events: (1) no outstanding option or stock appreciation right may be amended to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of the option or stock appreciation right, (2) we may not cancel any outstanding option or stock appreciation right and grant in substitution therefor new Awards under the Amended Plan, other than as specifically described under the heading “Substitute Awards” above, covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or stock appreciation right, (3) we may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise price or measurement price per share above the then-current fair market value of a share of our common stock, and (4) we may not take any other action under the Amended Plan that constitutes a “repricing” under the rules of the NYSE. No option or stock appreciation right granted under the Amended Plan shall contain any provision entitling the recipient to the automatic grant of additional options or stock appreciation rights in connection with any exercise of the original option or stock appreciation right.
Minimum Vesting; Limitations on Acceleration. No Award granted after August 14, 2015 under the Amended Plan may vest earlier than the first anniversary of its date of grant unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the recipient. This vesting limitation does not apply to (i) Awards granted on or prior to August 14, 2015, (ii) Awards granted to non-employee directors and (iii) in addition to Awards granted to non-employee directors, Awards granted after August 14, 2015 representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Amended Plan. In addition, the Amended Plan prohibits our board of directors from amending any Award granted after August 14, 2015 to make such Award immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except (i) to the extent required under any contractual obligation or other policy of the Company in effect on August 14, 2015, (ii) upon the death or disability of the recipient, (iii) upon the merger, consolidation, reorganization, recapitalization or change in control of the Company or as a result of any circumstance described below under the heading “Adjustments for Changes in Common Stock and Certain Other Events”, or (iv) in any other circumstance with respect to Awards representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Amended Plan.
Eligibility to Receive Awards; Plan Benefits
Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Amended Plan.
As of May 21, 2015, approximately 3,000 persons are eligible to receive Awards under the Amended Plan, including our three executive officers and thirteen non-employee directors. The granting of Awards under the Amended Plan is discretionary, and we cannot now determine the number or type of Awards to be granted in the future to any particular person or group. On May 21, 2015, the last reported sale price of our common stock on the over-the-counter, or OTC, marketplace was $5.41.
Administration
The Amended Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Amended Plan and to interpret the provisions of the Amended Plan. Pursuant to the terms of the Amended Plan and to the extent permitted by applicable law, our board of directors may delegate authority under the Amended Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the Amended Plan, including the granting of options to executive officers and officers, as those terms are defined in the Exchange Act.
To the extent permitted by applicable law, our board of directors also may delegate authority under the Amended Plan to our officers, each of whom has the power to make awards of stock options and certain other types of Awards to all of our employees, except to executive officers and officers, as those terms are defined in the Exchange Act. Our board of directors has authorized our chief executive officer to grant stock options under our Amended Plan. The chief executive officer is not authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who our board of directors or the compensation committee may from time to time designate in writing. Our board of directors has fixed the terms of the Awards to be granted by the chief executive officer, including the formula for establishing the exercise price of such Awards and the maximum number of shares subject to Awards that the chief executive officer may make in any one year. Discretionary Awards to non-employee directors may be granted and administered only by a committee, all of the members of which are “independent directors” as defined in the NYSE Listed Company Manual.

Subject to any applicable limitations contained in the Amended Plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100%, or, in certain circumstances, 110%, of the fair market value of the common stock), the duration of options (which may not exceed 10 years, or, in certain circumstances, 5 years) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock-based Awards and the terms and conditions of such Awards, including conditions for exercise, repurchase, issue price and repurchase price.
Adjustments for Changes in Common Stock and Certain Other Events
In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off and other similar changes in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors is required to make equitable adjustments to (i) the number and class of securities available under the Amended Plan, (ii) the share counting rules and sublimit set forth in the Amended Plan, (iii) the number and class of securities and exercise price per share of each outstanding stock option, (iv) the share- and per-share provisions and the measurement price of each outstanding stock appreciation right, (v) the number of shares subject to and the repurchase price per share subject to each Award of restricted stock or restricted stock units and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based Award. The Amended Plan also contains provisions addressing the consequences of a reorganization event. A “reorganization event” is defined under the terms of the Amended Plan to mean (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution. If reorganization event occurs, our board of directors may take any of the following actions with respect to any or all (or any portion of) our outstanding Awards other than Awards of restricted stock and except to the extent specifically provided in an Award agreement or other agreement between us and the participant: (i) provide that Awards shall be assumed or substituted by the acquiring or succeeding corporation or an affiliate thereof, (ii) upon written notice to the participant, provide that Awards shall be terminated immediately prior to the consummation of such reorganization event unless exercised by the participant within a specified period, (iii) provide that Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to the participants with respect to each Award held by a participant in exchange for the termination of such Awards equal to (A) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, (v) provide that in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our board of directors is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.
If a reorganization event occurs that is not a liquidation or dissolution, our repurchase and other rights under outstanding restricted stock Awards will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. However, our board may provide for the termination or deemed satisfaction of such repurchase or other rights under the agreement evidencing the restricted stock Award or any other agreement between the participant and us, either initially or by amendment. Upon a reorganization event involving the liquidation or dissolution of us, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock Award or any other agreement between a participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.
Amendment or Termination
Except as otherwise provided under the Amended Plan with respect to repricing outstanding stock options or stock appreciation rights, performance Awards, the minimum vesting rules and exclusions thereto, the prohibitions on acceleration of vesting and exclusions thereto, or actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding Award, including substituting another Award therefor of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that we must obtain the participant’s consent unless our board of directors determines that such action, taking into account any related action, does not materially and adversely affect the participant’s rights under the plan or the change is otherwise permitted under the terms of the Amended Plan in connection with a change in capitalization or reorganization event.
In addition, our board of directors may amend, suspend or terminate the Amended Plan or any portion thereof at any time, provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable, unless and until such amendment shall have been approved by our stockholders if required by Section 162(m) and (ii) no amendment that requires stockholder approval under the rules of the NYSE will be effective unless and until our stockholders approve such amendment. If the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Amended Plan that (a) subject to certain exceptions, materially increases the number of shares authorized under the Amended Plan, (b) expands the types of Awards that may be granted under the Amended Plan, or (c) materially expands the class of participants eligible to participate in the Amended Plan shall be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without stockholder approval.
Unless otherwise specified in the amendment, any amendment to the Amended Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the Amended Plan at the time the amendment is adopted, provided that the board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Amended Plan.
Federal Income Tax Consequences
The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Amended Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.
Incentive Stock Options
A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be compensation income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Nonstatutory Stock Options
A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.
Stock Appreciation Rights
A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Awards
A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.
Restricted Stock Units
A participant will not have income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit Award. When the restricted stock unit vests, the participant will have compensation income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.
Other Stock-Based Awards
The tax consequences associated with any other stock-based Awards granted under the Amended Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award and the participant’s holding period and tax basis for the Award or underlying common stock.
Tax Consequences to Us
There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

PROPOSAL 3 —VOTE ON A NON-BINDING ADVISORY PROPOSAL TO APPROVE EXECUTIVE COMPENSATION
We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of the executive officers named in the Summary Compensation Table under “Executive Compensation” below, who we refer to as our “named executive officers,” as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act.
Our executive compensation programs are designed to attract, motivate, and retain high quality executives, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our short and long-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.
The “Executive Compensation” section of this proxy statement, including “Compensation Discussion and Analysis,” or CD&A, beginning on page 43, describes in detail our executive compensation programs and the decisions made by the compensation committee with respect to the year ended December 31, 2014. At our 2011 annual meeting of stockholders, a majority of our stockholders supported a triennial vote on our executive compensation and, in response, our board of directors decided to hold advisory votes on the compensation of our named executive officers every three years.

Our executive compensation program is designed to:
•reward the achievement of our annual and long-term operating and strategic goals;
•recognize individual contributions; and

•	align the interests of our executives with those of our stockholders by rewarding performance that meets or exceeds established goals, with the ultimate objective of increasing stockholder value.
To achieve these objectives, our executive compensation program ties a portion of each executive’s overall compensation to key corporate financial goals, primarily net cash generated from customer contracting activities, as well as to individual performance. We also provide a portion of our executive compensation in the form of equity incentive awards that vest over time, which we believe helps to retain our executive officers and aligns their interests with those of our stockholders by allowing them to participate in our long-term performance as reflected in the trading price of shares of our common stock.
As we describe in the CD&A, our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. Our board of directors believes this link between compensation and the achievement of our short and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation paid to the named executive officers of Accretive Health, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by us or our board of directors (or any committee thereof), create or imply any change to the our fiduciary duties or those of our board of directors (or any committee thereof), or create or imply any additional fiduciary duties for us or our board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our board of directors recommends a vote FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

PROPOSAL 4 - APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS
After careful consideration, our board of directors has determined that it would be in the best interests of the Company and its stockholders to amend our Restated Certificate of Incorporation to provide for the phased-in declassification of our board and the annual election of all directors. The full text of the proposed amendment is attached as Appendix B to this proxy statement.
Our Restated Certificate of Incorporation provides that our board of directors is divided into three classes, each of which consists, as nearly as possible, of one-third of the total number of directors constituting our entire board of directors and each of whose members serve for staggered three-year terms. As a result, only one class of our board of directors is elected each year. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
In the past, our board has concluded that the classified board structure has several advantages, such as providing continuity and stability in pursuing our strategies and enhancing board independence. Our board recognizes, however, the recent trend in corporate governance away from classified boards in favor of annual elections of all directors. After carefully weighing the relevant considerations, our board recommends that our stockholders vote to approve the amendment to our Restated Certificate of Incorporation to eliminate the classified structure of our board and provide for the annual election of all directors.
Because the proposed amendment to our Restated Certificate of Incorporation would not shorten the existing terms of the directors, the Class II directors elected at this year’s Annual Meeting would complete their three-year terms and the Class I directors elected at this year’s Annual Meeting would complete their two-year terms. If the proposed amendment is approved, our Restated Certificate of Incorporation would be amended after the Annual Meeting to provide for the phased elimination of the classified structure of our board through the annual election of directors whose terms are expiring. Specifically, our Restated Certificate of Incorporation would be amended to provide that (1) the Class III directors standing for election at our 2016 annual meeting will stand for election for a one-year term, (2) the Class I directors standing for election at our 2017 annual meeting will stand for election for a one-year term, and (3) beginning with our 2018 annual meeting, and at each annual meeting thereafter, our entire board would stand for election for a one-year term and there would no longer be any designation by classes.
Under the corporate law of Delaware, where the Company is incorporated, members of a classified board of directors may be removed only for cause by the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors unless otherwise provided in the certificate of incorporation, while members of a board of directors that is not classified may be removed with or without cause. Our Restated Certificate of Incorporation currently provides that directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at an election of directors. Because the members of a board of directors that is not classified may be removed with or without cause, if the proposed amendment is approved, our Restated Certificate of Incorporation would also provide that directors may be removed with or without cause by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote at an election of directors.
If our stockholders approve the amendment to our Restated Certificate of Incorporation, it would become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our Restated Certificate of Incorporation. We would make that filing shortly after the Annual Meeting. Our board would also make conforming changes to our Amended and Restated Bylaws as necessary or appropriate to phase out the classification of our board. If our stockholders do not approve the proposed amendment to our Restated Certificate of Incorporation, our board will remain classified.
Our board of directors recommends a vote FOR the approval of the amendment to our Restated Certificate of Incorporation to declassify the board and provide for the annual election of all directors.

PROPOSAL 5 — RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Although stockholder approval of the audit committee’s selection of Ernst & Young is not required by law, we believe that it is important to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, then our audit committee will reconsider the selection. We expect that a representative of Ernst & Young LLP, which is serving as our independent registered public accounting firm for the year ended December 31, 2014 and served as our independent registered public accounting firm for the year ended December 31, 2013, will be present at the Annual Meeting to respond to appropriate questions and make a statement if he or she wishes.
The following table sets forth the fees we paid to Ernst & Young LLP during 2014 and 2013:

Fee Category	2014	2013
	(in thousands)
Audit and Restatement Fees	$2,500	$37,449
Audit-Related Fees	25	34
Tax Fees	-	9
All Other Fees	2	2
Total Fees	$2,527	$37,494
Audit Fees. Audit fees consist of fees for the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements, subsidiary audits and other professional services provided in connection with our filings with the SEC for each respective year. The amounts presented for Audit and Restatement Fees for 2014 represent estimated final fees in connection with the ongoing audit of our 2014 consolidated financial statements, as well as the ongoing review of our unaudited condensed consolidated financial statements for the quarterly periods in 2014. The amounts presented for 2013 consisted of fees associated with the audit of our 2013 and 2012 consolidated financial statements, as well as the restatement of our audited results for the year ended December 31, 2011 and the restatement of our unaudited condensed consolidated financial statements for the quarterly periods in 2012 and 2011, which we refer to as the Restatement.
Audit-Related Fees. Audit-related fees for 2014 and 2013 consisted of fees for audits of employee benefit plans.
Tax Fees. Tax fees for 2013 consisted of fees for tax compliance and related regulatory filings.
All Other Fees. All other fees for 2014 and 2013 consisted of a subscription for access to an accounting research tool.
The audit committee of our board of directors believes that the non-audit services described above did not compromise Ernst & Young LLP’s independence. The audit committee’s charter, which you can find in the “Corporate Governance” section of the “Investor Relations” page of our website, www.accretivehealth.com, requires that all proposals to engage Ernst & Young LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Ernst & Young LLP may provide the services. None of the above fees were approved using the “de minimis exception” under SEC rules.
Pre-Approval of Audit and Non-Audit Services
Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee.
From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount. Our audit committee pre-approved all of the services described under the headings “Audit and Restatement Fees,” “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above.
2011 and 2012
For information related to auditor fees for 2011 and 2012, please see Item 14 of our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on December 30, 2014.
Our board of directors recommends a vote FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

INFORMATION ABOUT OUR DIRECTORS, OFFICERS AND 5% STOCKHOLDERS
Security Ownership of Certain Beneficial Owners and Management
The following table contains information as of May 19, 2015 about the beneficial ownership of shares of our common stock by:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
For purposes of the table below, and in accordance with SEC rules, we deem shares of common stock subject to options that are currently exercisable or exercisable within 60 days of May 19, 2015 to be outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. As of May 19, 2015, there were 97,948,301 shares of our common stock outstanding. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the street address of the beneficial owner is c/o Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611.

	Common Stock Beneficially Owned
Name	Shares	%
5% Stockholders
FMR, LLC (1)	14,590,025	14.9%
Mary A. Tolan (2)	11,161,128	11.4%
Jasper Ridge Partners, L.P. (3)	8,101,774	8.3%
J. Michael Cline (4)	7,386,022	7.5%
Directors and Named Executive Officers
Emad Rizk (5)	1,000,000	1.0%
Peter Csapo (6)	200,000	*
Stephen F. Schuckenbrock (7)	1,643,287	1.7%
Joseph G. Flanagan (8)	816,675	*
Sean Orr (9)	75,000	*
Edgar Bronfman, Jr. (10)	3,270,915	3.3%
Charles J. Ditkoff	—	*
Michael B. Hammond	—	*
Steven N. Kaplan (11)	506,104	*
Arthur A. Klein	—	*
Lawrence B. Leisure	—	*
Stanley N. Logan (12)	45,344	*
Alex J. Mandl (13)	48,386	*
Denis J. Nayden (14)	1,422,532	1.5%
Amir Dan Rubin	—	*
Steven J. Shulman (15)	51,588	*
Mark A. Wolfson (16)	806,297	*
Robert V. Stanek (17)	27,369	*
All current executive officers and directors as a group (16 persons)	8,195,210	8.4%

*	Less than 1%

(1)
Consists of 14,590,025 shares of common stock as reported as beneficially owned by FMR LLC, of which FMR LLC reports sole voting power over 164 shares and sole dispositive power over 14,590,025 shares. Fidelity OTC Portfolio reports sole voting power over 9,842,302 shares. Edward C. Johnson, III is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson, III, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other FMR LLC Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson, III or Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940 (the “Fidelity Funds”), which powers reside with the Fidelity Funds’ board of trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ boards of trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210. We obtained information regarding beneficial ownership of these shares solely from Amendment No. 4 to Schedule 13G that was filed with the SEC on February 13, 2015.

(2)
Includes 2,587,200 shares held by Tolan Family Trust U/A/D 6/29/03, the beneficiaries of which are Ms. Tolan’s children who share voting and investment power with respect to the shares held by this trust. Also includes 1,176,000 shares subject to options exercisable within 60 days of May 19, 2015.

(3)
Includes the shares beneficially owned by Jasper Ridge Partners, L.P. (formerly known as Oak Hill Investment Management, L.P.), or Jasper Ridge, that are managed by Jasper Ridge on behalf of various advisory clients pursuant to Investment Advisory Agreements. Pursuant to such agreements, Jasper Ridge has sole voting and investment power over the shares. Mark Wolfson is a managing partner of Jasper Ridge and may be deemed to share voting and investment power with respect to all shares held by Jasper Ridge. Mark Wolfson disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. Does not include 332,835 shares owned by JRP GP Holding, L.P. (formerly known as OHIM GP Holdings, L.P.), or JP Holdings, an entity affiliated with Jasper Ridge. The address of Jasper Ridge is 201 Main Street, Suite 1000, Fort Worth, Texas 76102.

(4)
Consists of (i) 7,216,016 shares beneficially owned by JMC Holdings, L.P. JMC Holdings is a Delaware limited partnership of which the Trust dated December 30, 2005, or the Trust, is the general partner and Mr. Cline is the trustee and beneficiary of the Trust through which Mr. Cline is deemed have beneficial ownership by reason of his sole voting and investment power with respect to the 7,216,016 shares. Mr. Cline disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The address of JMC Holdings, L.P. is c/o Accretive, LLC, 51 Madison Avenue, 31st Floor, New York, New York 10010; (ii) 19,045 shares of Common Stock held directly by Accretive Associates SBIC, LLC, of which Mr. Cline is the managing member, (iii) 60,078 shares held directly by Mr. Cline; and (iv) 90,883 shares subject to options exercisable within 60 days of May 19, 2015.

(5)	Includes 1,000,000 shares of restricted stock, none of which were vested as of May 19, 2015.

(6)	Includes 200,000 shares of restricted stock, none of which were vested as of May 19, 2015.

(7)	Includes 1,643,287 shares subject to options exercisable within 60 days of May 19, 2015.

(8)	Includes (i) 416,675 shares subject to options exercisable within 60 days of May 19, 2015, and (ii) 400,000 shares of restricted stock, of which 191,667 shares were vested as of May 19, 2015.

(9)	Includes 75,000 shares subject to options exercisable within 60 days of May 19, 2015.

(10)	Includes 114,823 shares subject to options exercisable within 60 days of May 19, 2015.

(11)	Includes 117,463 shares subject to options exercisable within 60 days of May 19, 2015.

(12)
Consists of (i) 2,000 shares held in an investment retirement account for the benefit of Mr. Logan and his spouse, over which Mr. Logan has shared voting and investment power; (ii) 41 shares held jointly by Mr. Logan and his spouse, over which Mr. Logan has shared voting and investment power; (iii) 20 shares held by Mr. Logan as custodian for Mr. Logan’s minor grandchild, over which Mr. Logan has voting and investment power; and (iv) 43,283 shares subject to options exercisable within 60 days of May 19, 2015.

(13)	Includes 48,386 shares subject to options exercisable within 60 days of May 19, 2015.

(14)
Includes (i) 505,630 shares held in a grantor retained annuity trust, or GRAT, established for estate planning purposes, and (ii) 108,335 shares subject to options exercisable within 60 days of May 19, 2015. Mr. Nayden is the sole trustee and sole annuitant of the GRAT. Also includes 249,999 shares held by Britta & Denis Nayden Charitable Foundation Ltd., or the Foundation, of which Mr. Nayden is President and a director. Mr. Nayden does not have any pecuniary interest in the shares held by the Foundation.

(15)	Includes 51,588 shares subject to options exercisable within 60 days of May 19, 2015.

(16)
Includes of 107,016 shares subject to options exercisable within 60 days of May 19, 2015. Mr. Wolfson is a Managing Partner of Jasper Ridge Partners, but disclaims beneficial ownership of any shares held by Jasper Ridge Partners or Jasper Ridge Partners Holdings.

(17)	Includes 27,369 shares subject to options exercisable within 60 days of May 19, 2015.
Our Board of Directors
Set forth below is information about each director nominee. Messrs. Kaplan, Logan and Wolfson have informed us that they have decided not to stand for re-election at the Annual Meeting. Messrs. Kaplan, Logan and Wolfson will continue to serve as directors until the Annual Meeting. The information below includes each director nominee’s age as of May 19, 2015, length of service as a director of our company, his or her principal occupation and business experience for at least the past five years and the names of other publicly held companies of which he or she serves as a director. There are no family relationships among any of our directors, nominees for director or executive officers.
Class I Directors
Michael B. Hammond. Age 65. Mr. Hammond has been a member of our board of directors since May 2015. Mr. Hammond is a co-founder of Hammond Hanlon Camp, a healthcare investment banking and financial advisory firm, and has served as a principal of Hammond Hanlon Camp since September 2011.  From 2001 to 2007, Mr. Hammond served as President and Chief Executive Officer of Shattuck Hammond Partners, a health care investment banking firm that he co-founded in 1993 (now Morgan Keegan Healthcare Investment Banking).  From 2007 to September 2011, Mr. Hammond served as Managing Director of Shattuck Hammond Partners and as a member of the Management Committee of the Morgan Keegan Investment Banking Division.  From 1999 to 2001, Mr. Hammond served as President and Chief Executive Officer of PricewaterhouseCoopers Securities LLC. Prior to co-founding Shattuck Hammond Partners, Mr. Hammond managed the healthcare investment banking businesses at Salomon Brothers and Morgan Stanley, and was a Principal at Cain Brothers, Shattuck & Company.  Mr. Hammond currently serves as a board member of Precyse Solutions, LLC, a provider of health information management services and technologies, and as a member of the Vanderbilt Law School Board of Advisors. Mr. Hammond served for 17 years on the boards of Danbury Health System and Hospital. We believe Mr. Hammond’s experience as president and chief executive officer of a large financial advisory firm and a healthcare investment firm, together with his experience managing the healthcare investment banking business at a major national investment bank qualifies him to serve on our board.
Denis J. Nayden. Age 61. Mr. Nayden has been a member of our board of directors since October 2003 and served as co-chairman of our board until July 2009. Mr. Nayden has served as a managing partner of Oak Hill Capital Management, LLC, a private equity firm, since 2003. From 2000 to 2002, he was chairman and chief executive officer of GE Capital Corporation, the financing unit of General Electric Company, and prior to that had a 25-year tenure at General Electric. Mr. Nayden was a director of Genpact Limited, a publicly-held global provider of business process services, from January 2005 to October 2012, and RSC Holdings Inc., a publicly-held equipment rental provider, from November 2006 to May 2012. He is currently a director of Avolon Holdings Limited, a publicly held global aircraft leasing company, as well as several privately-held companies. He also serves on the board of trustees of the University of Connecticut. We believe Mr. Nayden’s experience as chief executive of several large organizations, his experience in private equity investing and his experience as a director of public and private companies qualify him to serve on our board.
Emad Rizk, M.D., Age 52. Dr. Rizk has served as our president and chief executive officer and as a member of our board of directors since July 2014. From 2003 to June 2014, Dr. Rizk served as the president of McKesson Health Solutions, a division of McKesson Corporation, a healthcare services company. Prior to joining McKesson Health Solutions, Dr. Rizk served as the lead partner and global director, medical management/pharmacy for Deloitte Consulting from 1994 to 2003. Dr. Rizk currently serves on the board of directors of Accuray Incorporated, a publicly-held corporation, and the National Alliance for Hispanic Health, a nonprofit organization, and served as vice-chairman of the National Clinical Advisory Board, a healthcare organization focused on providing insight into the future direction of healthcare, management and delivery of patient care, from 1994 to 2000. We believe that Dr. Rizk’s experience as president of a division of a large, publicly-held corporation in the healthcare industry, together with his experience as a director of a publicly-held corporation, qualify him to serve on our board.

Steven J. Shulman. Age 63. Mr. Shulman has been a member of our board of directors since April 2013, and was appointed Chairman of the Board of Directors effective April 2, 2014. Since 2008, Mr. Shulman has served as business executive at Shulman Family Ventures, a private equity firm. Mr. Shulman has served as an operating partner at Water Street Health Partners, a healthcare-focused private equity firm, from 2008 until March 2015. From 2008 until December 2013, Mr. Shulman served as operating partner at Tower Three Partners LLC, a private equity firm. From December 2002 to February 2008, Mr. Shulman served as chairman and chief executive officer of Magellan Health Services, a specialty healthcare management organization. From 2000 to 2002, he served as chairman and chief executive officer of Internet Healthcare Group (IHCG), an early-stage healthcare services and technology venture fund that he founded. From 1997 to 1999, Mr. Shulman served as chairman, president and chief executive officer of Prudential Healthcare, Inc. Mr. Shulman serves on the boards of several privately-held companies. He also serves on the Dean’s Council at the State University of New York at Stony Brook. We believe that Mr. Shulman’s experience in private equity investment, his experience as an operating partner for a healthcare private equity firm and his experience as chief executive of several large organizations in the healthcare industry, as well as his experience as a director of several privately held companies, qualifies him to serve on our board.
Class II Directors
Edgar Bronfman, Jr. Age 60. Mr. Bronfman has been a member of our board of directors since October 2006. Mr. Bronfman is a Managing Partner of Accretive LLC, a private equity firm, which he joined in 2002. From early 2004 until January 2012, Mr. Bronfman served as chairman and chief executive officer of Warner Music Group, a publicly-held record company. Before joining Warner Music Group in March 2004, Mr. Bronfman served as chairman and chief executive officer of Lexa Partners LLC, a management venture capital group which he founded in April 2002. Mr. Bronfman was vice chairman of the board of directors of Vivendi Universal, S.A. from December 2000 until December 2003 and also served as an executive officer of Vivendi Universal from December 2000 until December 2001. Prior to the formation of Vivendi, Mr. Bronfman served as president and chief executive officer of The Seagram Company Ltd. from June 1994 until December 2000 and as president and chief operating officer of Seagram from 1989 until June 1994. Mr. Bronfman is a director of Warner Music Group and IAC/InterActiveCorp, a publicly-held operator of Internet businesses. Mr. Bronfman is also a member of the board of trustees of the New York University Medical Center, and a member of the Council on Foreign Relations. We believe Mr. Bronfman’s experience as chief executive of several large organizations, his experience in venture capital and private equity investing and his experience as a director of public and private companies qualify him to serve on our board.
APPAC, a minority shareholder group of Vivendi Universal, initiated an inquiry in the Paris Court of Appeal into various issues relating to Vivendi, including Vivendi’s financial disclosures, the appropriateness of executive compensation, and trading in Vivendi stock by certain individuals previously associated with Vivendi. The inquiry has encompassed certain trading by Mr. Bronfman in Vivendi stock. Several individuals, including Mr. Bronfman and the former CEO, CFO and COO of Vivendi, had been given the status of “mis en examen” in connection with the inquiry. Although there is no equivalent to “mis en examen” in the U.S. system of jurisprudence, it is a preliminary stage of proceedings that does not entail any filing of charges. In January 2009, the Paris public prosecutor formally recommended that no charges be filed and that Mr. Bronfman not be referred for trial. On October 22, 2009, the investigating magistrate rejected the prosecutor’s recommendation and released an order referring for trial Mr. Bronfman and six other individuals, including the former CEO, CFO and COO of Vivendi. While the inquiry encompassed various issues, Mr. Bronfman was referred for trial solely with respect to certain trading in Vivendi stock. In June 2010, Mr. Bronfman was part of a trial in the Trial Court in Paris at which the public prosecutor and the lead civil claimant both took the position that Mr. Bronfman should be acquitted. On January 21, 2011, the court found Mr. Bronfman guilty of the charge relating to his trading in Vivendi stock, found him not liable to the civil claimants, and imposed a fine of 5 million euros and a suspended sentence of 15 months. Mr. Bronfman appealed the Trial Court decision to the Paris Court of Appeal. In November 2013, Mr. Bronfman participated in a re-trial before a new judicial panel as part of his appeal of the Paris Trial Court’s 2011 ruling. In May 2014, the new judicial panel rendered its decision. The new judicial panel affirmed the Paris Trial Court’s finding that Mr. Bronfman was guilty of the charge, but stated that its finding would appear only in French judicial records and not Mr. Bronfman’s public record, removed the suspended sentence imposed by the Paris Trial Court and suspended 2.5 million Euros of the original fine of 5 million Euros. The new judicial panel affirmed the Paris Trial Court’s finding that Mr. Bronfman was not liable to the civil claimants. Mr. Bronfman has appealed the verdict and believes that his trading in Vivendi stock was proper. Under French law, the penalty is suspended pending the final outcome of the case.
Arthur A. Klein, M.D. Age 67. Dr. Klein has been a member of our board of directors since May 2015. Dr. Klein has served as President of The Mount Sinai Health Network, Executive Vice President of Mount Sinai Health System and Executive Vice President of Icahn School of Medicine since March 2013. From November 2011 to March 2013, Dr. Klein served as Western Regional Executive Director of North Shore-LIJ Health System.  Dr. Klein joined North-Shore LIJ in 2009 as Senior Vice President of Children’s Services and served as Executive Director of North Shore-LIJ’s Steve and Alexander Cohen Children’s Medical Center of New York from March 2009 to November 2011. Prior to his tenure at North-Shore LIJ, Dr. Klein was Senior Vice President and Chief Physician Officer at Lifespan Corporation, a hospital system in Rhode Island. He was also Associate Dean for Strategy and Special Projects at the Warren Alpert Medical School of Brown University and also served as Executive Vice President and Chief Operating Officer at The New York Presbyterian Hospital - Weill Medical College of Cornell University.  Dr. Klein is currently a member of the board of trustees of Sackler School of Medicine in Tel Aviv, Israel and the board of directors of Stamford Hospital in Stamford, Connecticut, and Committee for Hispanic Children and Families, Inc. Dr. Klein also currently serves on the Healthcare Executive Advisory Council of United Healthcare Services, Inc. Dr. Klein has also served for 6 years on the national board of the Voluntary Hospital Association of America, and as the Chair of the Committee on the Health Professions of the American Hospital Association. We believe Dr. Klein’s experience as president of a large healthcare delivery network and as an executive for several other hospital systems qualifies him to serve on our board.
Amir Dan Rubin. Age 45. Mr. Rubin has been a member of our board of directors since May 2015. Mr. Rubin has served since January 2011 as President and Chief Executive Officer of Stanford Health Care, the academic health system affiliated with Stanford University. From October 2005 to January 2011, Mr. Rubin served as Chief Operating Officer of the UCLA Hospital System, responsible for the operations of the Ronald Reagan UCLA Medical Center, Mattel Children's Hospital at UCLA, the Resnick Neuropsychiatric Hospital at UCLA, Santa Monica-UCLA Medical Center and Orthopedic Hospital, and an array of outpatient centers across the west side of Los Angeles. Prior to UCLA, Mr. Rubin served as Chief Operating Officer for Stony Brook University Hospital in Long Island, New York and as Assistant Vice President of Operations for Memorial Hermann Hospital in Houston, Texas. Mr. Rubin currently serves on the boards of Stanford Health Care, Lucile Packard Children’s Hospital and the National Center for Healthcare Leadership. We believe Mr. Rubin’s experience as president and chief executive officer and as chief operating officer of large, academic health systems qualifies him to serve on our board.
Robert V. Stanek. Age 62. Mr. Stanek has been a member of our board of directors since November 2013. Mr. Stanek has served as an Advisor to Safeguard Scientifics, Inc., a publicly traded venture capital firm, since May 2015. Mr. Stanek served as the Chief Executive Officer and a member of the board of directors of Dabo Health Inc., a healthcare data services company, from December 2014 to April 2015. Mr. Stanek joined the senior management team of Catholic Health East, a national healthcare system, in 1997 and served as its President and Chief Executive Officer from 2003 until 2010. From 1992 to 1997, Mr. Stanek served in a variety of roles with the Mercy Health System of Western New York, including as its President and Chief Executive Officer. Mr. Stanek was elected to the board of trustees of the Catholic Health Association of the United States in 2006, served as its Chairman from June 2011 through June 2012 and served as Speaker of the Assembly from June 2012 through June 2013. Mr. Stanek is currently a member of the board of directors of Accumen, Inc. We believe that Mr. Stanek’s experience as president and chief executive officer and as a member of the board of trustees of a large, national hospital system qualifies him to serve on our board.
Class III Directors
Charles J. Ditkoff. Age 53. Mr. Ditkoff has been a member of our board of directors since May 2015. Mr. Ditkoff has been Counsel at the law firm of McDermott Will & Emery since July 2012 and has served as Chairman of the Healthcare Advisory Board of The Vistria Group, a private equity firm focusing on healthcare, education and financial services, since January 2014, a member of the Advisory Board of Opera Solutions, a data analytics company, since September 2013, a Senior Advisor to Alvarez & Marsal, a global turnaround management and professional services firm, since July 2012, and a Senior Advisor to the Marwood Group, a healthcare focused advisory and consulting firm, since July 2012. Mr. Ditkoff served as Vice Chairman of Healthcare Corporate and Investment Banking from May 2010 to July 2012, Group Head of Global Healthcare Group from 2005 to 2009 and Managing Director, Head of Healthcare Services from 1999 to 2004 at Bank of America Merrill Lynch. Previously, he was Principal/Vice President of the Corporate Finance Group at Morgan Stanley. Mr. Ditkoff is currently a member of the board of directors of Quantia Inc., and Cumberland Consulting Group. We believe Mr. Ditkoff’s experience leading the healthcare division of a large investment bank, as well as his experience as an advisor or director to several healthcare and financial organizations qualify him to serve on our board.
Lawrence B. Leisure. Age 64. Mr. Leisure has been a member of our board of directors since May 2015. Mr. Leisure has served as a Managing Director of Chicago Pacific Founders, a private equity firm focusing on senior living and healthcare delivery services, since April, 2014, Chairman of ADVI Health, LLC, a healthcare advisory firm, since June 2013, a Senior Advisor for Kleiner Perkins Caufield & Byers, a venture capital firm, since January, 2014 and Chairman of Healthspottr Media, LLC, a health innovation and collaboration organization, since 2009. Mr. Leisure previously served as an Operating Partner with Kleiner Perkins Caufield & Byers from January 2011 to January 2014 and founded and served as Managing Partner of AccelusHealth Partners, LLC, (a healthcare advisory firm) from January 2010 to June 2013. From 2009 to January 2010, Mr. Leisure served as Senior Vice President, Ingenix Consulting of UnitedHealth Group, a health information technology and services company. Mr. Leisure is currently a member of the board of directors of Recovery Ways, LLC and Lumiata, Inc. We believe Mr. Leisure’s experience as senior adviser or managing partner of various private equity firms and healthcare advisory firms qualifies him to serve on our board.
Alex J. Mandl. Age 71. Mr. Mandl has been a member of our board of directors since November 2013. Mr. Mandl is currently the non-Executive Chairman of Gemalto N.V., a digital security company resulting from the merger of Axalto Holding N.V. and Gemplus International S.A. From June 2006 until December 2007, Mr. Mandl served as Executive Chairman of Gemalto. From 2002 to June 2006, Mr. Mandl was President, Chief Executive Officer and a member of the board of directors of Gemplus. He has served as Principal of ASM Investments, a company focusing on early stage funding in the technology sector, since 2001. From 1996 to 2001, Mr. Mandl was Chairman and CEO of Teligent, Inc., a telecommunications company. Mr. Mandl was AT&T’s President and Chief Operating Officer from 1994 to 1996, and its Executive Vice President and Chief Financial Officer from 1991 to 1993. From 1988 to 1991, Mr. Mandl was Chairman and Chief Executive Officer of Sea-Land Services Inc. Mr. Mandl served as a director of Dell Inc. from 1997 to October 2013. Mr. Mandl served from 2007 to 2010 as a director of Hewitt Associates, Inc. and from March 2008 to October 2010 as a director of Visteon Corporation. Mr. Mandl was a member of the board of directors of Horizon Lines, Inc. from January 2007 and became the Chairman in February 2011, retiring in April 2012. Mr. Mandl is currently a member of the board of directors of Gemalto N.V., Arise Virtual Solutions Inc., Levant Power Corp. and Genpact Limited. We believe that Mr. Mandl’s experience as chief executive officer of several large organizations, as well as his experience as a director of private and publicly-held corporations qualify him to serve on our board.
Our Executive Officers
Our executive officers and their respective ages and positions as of May 19, 2015, are described below. Our officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominees for director and executive officers.
Emad Rizk, M.D., Age 52. President and Chief Executive Officer. For more information, see “Our Board of Directors” above.
Peter Csapo. Age 44. Chief Financial Officer and Treasurer. Mr. Csapo has served as our chief financial officer since August 2014. From August 2011 through September 2013, Mr. Csapo served as the chief financial officer and area senior vice president of VHA Inc., a national network of not-for-profit healthcare organizations that work together to improve performance and efficiency in clinical, financial and operational management. From October 2004 through January 2011, Mr. Csapo was chief financial officer at McKesson Health Solutions, a division of diversified healthcare company McKesson Corporation, a healthcare services company. In addition to his role as

Chief Financial Officer, Mr. Csapo also held various operating roles at McKesson Health Solutions from 2004 through 2011, including vice president of healthcare informatics from February 2007 through January 2010, and vice president of customer operations from February 2010 through January 2011. McKesson Health Solutions focuses on aligning providers and payers through cost and quality initiatives such as care management services and medical management and payment solutions software. From February 2011 through July 2011, and from October 2013 through July 2014, Mr. Csapo focused on personal investments and various community activities.
Joseph G. Flanagan, Age 43, Chief Operating Officer. Mr. Flanagan has served as our chief operating officer since April 2013. From February 2010 to April 2013, Mr. Flanagan served as senior vice president of Worldwide Operations at Applied Materials, Inc., which provides manufacturing solutions for the semiconductor, flat panel display and solar photovoltaic industries. From April 2006 to February 2010, Mr. Flanagan served in various capacities at Nortel Networks, a telecommunication company, including, from March 2009 to February 2010, as president of Nortel Business Services and senior vice president of Global Operations. Mr. Flanagan served most of his career at General Electric where he most recently was general manager of the organization’s Power Controls Division from February 2005 to April 2006. Prior to that, from June 1993 to February 2005, Mr. Flanagan held a number of positions including general manager, operations, GE Consumer and Industrial EMEA; general manager, mergers and acquisitions, GE Digital Energy; and general manager, Industrial Controls.

CORPORATE GOVERNANCE
Our board of directors believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of the corporate governance guidelines, committee charters and code of business conduct and ethics described below are available in the “Corporate Governance” section of the “Investor Relations” page of our website, www.accretivehealth.com. Alternatively, you can request a copy of any of these documents by writing to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to assist the board in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. A copy of these guidelines is posted on the “Investor Relations” section of our website. These guidelines, which provide a framework for the conduct of the board’s business, are expected to provide that

•	the board’s principal responsibility is to oversee the management of Accretive Health;

•	directors have an obligation to become and remain informed about our company and business;

•	directors are responsible for determining that effective systems are in place for periodic and timely reporting to the board on important matters concerning our company;

•	directors are responsible for attending board meetings and meetings of committees on which they serve;

•	a majority of the members of the board of directors shall be independent directors;

•
each director must limit the number of other public company boards on which he or she serves so that he or she is able to devote adequate time to his or her duties to Accretive Health, including preparing for and attending meetings;

•	the non-management directors meet in executive session at least semi-annually;

•	directors have full and free access to officers and employees of our company, and the right to hire and consult with independent advisors at our expense;

•	new directors are expected to participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually, the board of directors and its committees will conduct self-evaluations to determine whether they are functioning effectively.
Board Leadership Structure
Our board of directors has determined that the roles of chairman of the board and chief executive officer should be separated at the current time. Accordingly, our board has appointed Steven Shulman, an independent director within the meaning of NYSE rules (see “Board Determination of Independence” below), as the chairman of the board of directors. Mr. Shulman’s duties as chairman of the board include the following:

•	chairing meetings of the non-management or independent directors in executive session;

•	meeting with any director who is not adequately performing his or her duties as a member of our board or any committee;

•	facilitating communications between other members of our board and the chief executive officer;

•	preparing or approving the agenda for each board meeting;

•	determining the frequency and length of board meetings and recommending when special meetings of our board should be held; and

•	reviewing and, if appropriate, recommending action to be taken with respect to written communications from stockholders submitted to our board (see “Communicating with the Directors” below).
Our board decided to separate the roles of chairman and chief executive officer because it believes that leadership structure offers the following benefits:

•	increasing the independent oversight of Accretive Health and enhancing our board’s objective evaluation of our chief executive officer;

•	freeing the chief executive officer to focus on company operations instead of board administration;

•	providing the chief executive officer with an experienced sounding board;

•	providing greater opportunities for communication between stockholders and our board;

•	enhancing the independent and objective assessment of risk by our board; and

•	providing an independent spokesman for our company.
Board Determination of Independence
Our securities are traded through the facilities of the OTC Markets Group, Inc., which does not have requirements that a majority of the board of directors be independent, so we have elected to apply the requirements for independence under the listing standards of the NYSE, where our common stock was traded until March 2014 or not satisfying other bright-line independent standards under NYSE rules. Pursuant to the corporate governance listing standards of the NYSE, a director currently or recently employed by us or not satisfying other bright-line independence standards under NYSE rules cannot be deemed to be an “independent director”. In addition, in accordance with the NYSE corporate governance listing standards, each other director will qualify as “independent” only if our board of directors affirmatively determines that he or she has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. Ownership of a significant amount of our stock, by itself, does not constitute a material relationship.
Our board of directors has affirmatively determined that each of Messrs. Bronfman, Ditkoff, Hammond, Kaplan, Klein, Logan, Mandl, Nayden, Rubin, Shulman, Stanek and Wolfson is “independent” in accordance with Section 303A.02 of the NYSE Listed Company Manual, and that Messrs. Cline and Spiegel, former directors, were independent prior to their resignations from our board of directors on May 15, 2015 and May 18, 2015, respectively. In determining that Mr. Ditkoff is independent, our board of directors considered payments that we made to Alvarez & Marsal, where Mr. Ditkoff serves as a Senior Advisor and as an employee, for facilities and transformation services. The payments that we made to Alvarez & Marsal in any of the last three fiscal years did not exceed the greater of (i) $ 1 million or (ii) 2% of Alvarez & Marsal’s consolidated gross revenues for the year in which such payments were received.
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors has affirmatively determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the NYSE, including, in the case of all members of the audit committee, the independence requirements contemplated by Rule 10A-3 under the Exchange Act, and in the case of all members of the compensation committee, the independence requirements contemplated by Rule 10C-1 under the Exchange Act.
Director Nomination Process
The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the nominating and corporate governance committee and our board.
In considering whether to recommend any particular candidate for inclusion in our board’s slate of recommended director nominees, the nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. In addition to these criteria, the nominating and corporate governance committee also considers diversity in its evaluation of candidates for board membership. Our board believes that diversity with respect to viewpoint, skills and experience should be an important factor in board composition. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Nominating and Corporate Governance Committee, c/o Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in our proxy card for the next annual meeting.
Board Meetings and Attendance
The board met five times during the fiscal year ended December 31, 2012, either in person or by teleconference. During 2012, each incumbent director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served, except Mr. Spiegel who attended 63% of such meetings.
The board met ten times during the fiscal year ended December 31, 2013, either in person or by teleconference. During 2013, each incumbent director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.
The board met seven times during the fiscal year ended December 31, 2014, either in person or by teleconference. During 2014, each incumbent director attended at least 75% of the aggregate of the number of board meetings and the number of meetings held by all committees on which he or she then served.
Director Attendance at Annual Meeting of Stockholders
Our Corporate Governance Guidelines provide that directors are encouraged to attend meetings of stockholders at which non-routine matters will be considered. All of the then-current directors attended our last annual meeting of stockholders in 2012.
Risk Management
Our audit committee is responsible for overseeing our risk management function. While the audit committee has primary responsibility for overseeing risk management, our entire board of directors is actively involved in overseeing our risk management. For example, our board engages in periodic discussions with such company officers as the board deems necessary, including the chief executive officer, chief financial officer and other executive officers. We believe that the leadership structure of our board supports effective risk management oversight.

Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our board of directors. Copies of each committee’s charter are posted on the “Investor Relations” section of our website, www.accretivehealth.com.
Audit Committee
The current members of our audit committee are Messrs. Logan (chair), Mandl, Kaplan and Wolfson. Our board of directors has determined that each of the members of our audit committee satisfies the requirements for financial literacy under the current requirements of NYSE rules and regulations. Our board of directors has further determined that each of Mr. Logan and Mr. Mandl is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Messrs. Logan, Kaplan and Wolfson have notified the Company that they have decided not to stand for re-election at this Annual Meeting. If re-elected as a Class III director at the Annual Meeting, Mr. Mandl will assume the role of chairman of the audit committee immediately following the Annual Meeting. Our board of directors intends to appoint additional members to the audit committee so that the audit committee consists of at least three members, each of whom satisfies the independence requirements contemplated by Rule 10A-3 under the Exchange Act and one of whom is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee met eight times during 2012, ten times during 2013 and seventeen times during 2014.
Our audit committee’s responsibilities include:

•	appointing, evaluating, retaining, terminating the engagement of, setting the compensation of and assessing the independence of our independent registered public accounting firm;

•
overseeing the work of our independent registered public accounting firm, including the receipt and consideration of reports from the firm and reviewing with the firm audit problems, internal control issues and other accounting and financial reporting matters;

•	coordinating the board’s oversight of our internal control over financial reporting, disclosure controls and procedures, code of business conduct and ethics, and internal audit function;

•	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	periodically meeting separately with our independent registered public accounting firm, management and internal auditors;

•
discussing generally the type and presentation of information to be disclosed in our earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others;

•	reviewing our policies and procedures for approving and ratifying related person transactions, including our related person transaction policy;

•	establishing policies regarding the hiring of employees or former employees of our independent registered public accounting firm;

•	discussing our policies with respect to risk assessment and risk management;

•	preparing the audit committee report required by SEC rules;

•	in coordination with the compensation committee, evaluating our senior financial management; and

•	at least annually, evaluating its own performance.
All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee
The current members of our compensation committee are Messrs. Kaplan (chair), Bronfman and Nayden. Mr. Kaplan has notified the Company that he has decided not to stand for re-election at this Annual Meeting. Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers and directors. The compensation committee met three times during 2012, eight times during 2013 and five times during 2014.
The compensation committee’s responsibilities include:

•
approving corporate goals and objectives relevant to the compensation of our chief executive officer, evaluating our chief executive officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors (as directed from time to time by the board of directors), determining and approving our chief executive officer’s compensation;

•
reviewing in consultation with our chief executive officer, and approving or making recommendations to the board of directors with respect to, compensation of our executive officers (other than our chief executive officer);

•
overseeing the evaluation of our senior executives, in consultation with our chief executive officer in the case of all senior executives other than the chief executive officer and in conjunction with the audit committee in the case of our senior financial management;

•	reviewing and making recommendations to the board of directors with respect to incentive-compensation and equity-based plans that are subject to board approval;

•
administering our equity incentive plans, including the authority to delegate to one or more of our executive officers the power to grant options or other stock awards to employees who are not directors or executive officers of our company, but only if consistent with the requirements of the applicable plan and law;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis required by SEC rules;

•	preparing the compensation committee report required by SEC rules; and

•	at least annually, evaluating its own performance.
The processes and procedures followed by our compensation committee in considering and determining executive and director compensation are described below under the headings “Director Compensation” and “Executive Compensation Discussion and Analysis.”
Nominating and Corporate Governance Committee
The current members of our nominating and corporate governance committee are Messrs. Bronfman (chair), Kaplan and Shulman. Mr. Kaplan has notified the Company that he has decided not to stand for re-election at this Annual Meeting. The nominating and corporate governance committee met two times during 2012, one time during 2013 and one time during 2014.
The nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill vacancies on the board of directors, and to be appointed to each of the board’s committees;

•
applying the criteria for selecting directors approved by the board, and annually reviewing with the board the requisite skills and criteria for new board members as well as the composition of the board of directors as a whole;

•	developing and recommending to the board corporate governance guidelines applicable to our company;

•	overseeing an annual evaluation of the board of directors;

•	at the request of the board of directors, reviewing and making recommendations to the board relating to management succession planning; and

•	at least annually, evaluating its own performance.
The processes and procedures followed by the nominating and corporate governance committee in identifying and evaluating director candidates are described above under the heading “Director Nomination Process.”
Communicating with the Directors
The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and governance committee, with the assistance of our corporate secretary, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our corporate secretary considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the board of directors should address such communications to Board of Directors, c/o Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Corporate Secretary.
Code of Business Conduct and Ethics
Our board of directors has adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of business conduct and ethics is posted on the Investor Relations section of our website. In addition, we intend to post on our website all disclosures that are required by law or NYSE listing standards concerning any amendments to, or waivers of, our code.

Report of the Audit Committee of the Board of Directors
The following report will be included in the definitive proxy statement provided to stockholders following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014:
The audit committee has reviewed our audited financial statements for the fiscal year ended December 31, 2014 and has discussed these financial statements with our management and our independent registered public accounting firm.
The audit committee has also received from, and discussed with, our registered public accounting firm various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters to be discussed as required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) .
Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the audit committee concerning independence. The audit committee has discussed with the independent registered public accounting firm their independence from our company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to our board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014.
By the Audit Committee of the Board of Directors of Accretive Health, Inc.
Stanley N. Logan (chair)
Steven N. Kaplan
Alex J. Mandl
Mark A. Wolfson

DIRECTOR COMPENSATION
We pay each non-employee director a $60,000 annual retainer. The chairs of the board of directors and the audit committee receive an additional annual retainer of $20,000, and the chairs of the compensation committee and the nominating and corporate governance committee receive an additional annual retainer of $10,000. There are no additional fees for attending board or board committee meetings. Cash fees are paid quarterly in arrears to the non-employee directors who were serving as directors at the end of a quarter.
In lieu of cash fees, non-employee directors may elect to receive fully-vested options to purchase shares of our common stock. Elections must be received by the 75th day of a quarter and apply to all subsequent quarterly cash fees until a new election is received. Such options are granted on the first trading day of each quarter with respect to the fees payable for the preceding quarter, and the exercise price equals the fair market value of the common stock on the date of grant. The number of shares subject to such options is calculated by dividing the dollar amount of the cash fees for the quarter by the Black-Scholes option value we used for purposes of determining the share-based compensation expense that we recognized for financial statement reporting purposes in that quarter.
Unless a different arrangement is specifically agreed to, any non-employee director who joins our board in the future will be granted a stock option on the date of such director’s first board meeting. The option will have a total Black-Scholes value of $520,000 (based on the target value of $130,000 per year), and the exercise price will equal the fair market value of the common stock on the date of grant. Each such option will vest in four equal annual installments, based on continued service as a director.
In addition, under the Chairman’s Agreement between us and Ms. Mary Tolan, Ms. Tolan was entitled to additional compensation and benefits for her services as Chairman of our board of directors from April 2013 through April 2014, as described under “Agreements with Ms. Mary Tolan” in the “Agreements with Directors” section below. Also, under the Chairman Services Agreement between us and Mr. Steven Shulman, Mr. Shulman is entitled to additional compensation and benefits for his services as Chairman of our board of directors as described under “Agreement with Mr. Steven Shulman” in the “Agreements with Directors” section below.
We reimburse each non-employee director for ordinary and reasonable expenses incurred in attending board and board committee meetings.

2014 Director Compensation. The following table sets forth, for each of our non-employee directors, information concerning compensation earned or paid for services in all capacities during the fiscal year ended December 31, 2014.

	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)
Name				Total ($)
Edgar Bronfman, Jr.	$—		$70,000	$70,000
J. Michael Cline	$60,000		$—	$60,000
Steven N. Kaplan	$—		$70,000	$70,000
Stanley N. Logan	$80,000		$—	$80,000
Alex J. Mandl	$—		$60,000	$60,000
Denis J. Nayden	$50,000		$60,000	$110,000
Steven Shulman	$425,000	(2)	$—	$425,000
Arthur H. Spiegel, III	$15,000		$45,000	$60,000
Robert V. Stanek	$60,000		$—	$60,000
Mary A. Tolan	$166,833	(3)	$—	$166,833
Mark A. Wolfson	$—		$60,000	$60,000

(1) Valuation of these options awards is based on the dollar amount of share-based compensation expense that we recognized for financial statement reporting purposes in 2014 computed in accordance with ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not represent the actual amounts paid to or realized by the director during 2014. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 6, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on December 30, 2014.

(2) This amount includes $350,000 of fees paid to Mr. Shulman as Chairman of our board of directors pursuant to the Chairman Services Agreement between us and Mr. Shulman. Mr. Shulman was appointed Chairman effective April 2, 2014. See "Agreement with Mr. Steven Shulman" in this section for more information.

(3) This amount includes $121,833 of fees paid to Ms. Tolan as non-executive Chairman of our board of directors pursuant to the Chairman's Agreement between us and Ms. Tolan. Ms. Tolan’s engagement as our non-executive Chairman ended effective as of April 2, 2014. See "Agreements with Ms. Mary Tolan" in this section for more information.

As of December 31, 2014, our non-employee directors held the following options to acquire shares of our common stock:

Name	Aggregate Option Awards Outstanding as of December 31, 2014
Edgar Bronfman, Jr.	103,246
J. Michael Cline	90,883
Steven N. Kaplan	105,886
Stanley N. Logan	43,283
Alex J. Mandl	120,568
Denis J. Nayden	98,413
Steven J. Shulman	103,174
Arthur J. Spiegel, III	97,094
Robert V. Stanek	109,473
Mary A. Tolan	1,176,000
Mark Wolfson	97,094

Agreements with Directors
Agreement with Mr. Steven Shulman
As part of our strategy to navigate significant business challenges in March 2014, including the initiation of NYSE delisting proceedings and the continuing effects of both the negative publicity in connection with the lawsuit filed against us in January 2012 by the Minnesota Attorney General and our financial restatement, our Board of Directors appointed Steven Shulman as our Chairman on April 2, 2014 and negotiated a compensation package for Mr. Shulman’s services as our Chairman. Since being appointed as our Chairman, Mr. Shulman has played a pivotal role in assisting us in navigating this challenging business environment, including by leading and successfully concluding the search for our new Chief Executive Officer, Dr. Rizk, as well as assisting us to strengthen our relationships with certain of our key customers and helping to provide strategic direction for our company.
Our Chairman Services Agreement with Mr. Shulman, which reflects terms that were agreed upon in principle during late March and April 2014, but which was not executed until November 2014, provides for the following benefits to Mr. Shulman:

•	Annual cash fee of $500,000;

•
A one-time payment of $291,667 in respect of services provided by Mr. Shulman between April 2, 2014 (the date of Mr. Shulman’s appointment as Chairman of our Board of Directors) and the date of execution of the Chairman Services Agreement;

•
A restricted stock award of 2,250,000 shares of our common stock, subject to approval by our stockholders at the Annual Meeting of an amendment to our 2010 Plan increasing the number of shares authorized for issuance under our 2010 Plan to an amount sufficient to cover the grant of these shares of restricted stock to Mr. Shulman (please see Proposal 2).

•
Of these 2,250,000 shares, 1,750,000 generally will vest in equal annual installments on each of the first three anniversaries of the date Mr. Shulman was appointed as our Chairman, subject to Mr. Shulman’s continued service as Chairman. These shares will also vest upon a termination of Mr. Shulman’s Chairman Services Agreement by us without cause, as defined in the Chairman Services Agreement.

•
The remaining 500,000 shares will vest on the third anniversary of the date Mr. Shulman was appointed as our Chairman (or upon a change in control transaction or our termination of the Chairman Services Agreement without cause, as defined in the Chairman Services Agreement), subject to (i) Mr. Shulman’s continued service as Chairman and (ii) the average closing price of our common stock as reported on the New York Stock Exchange (or if not then traded on NYSE, the principal national securities exchange in the United States on which our common stock is then traded), measured over ninety days exceeding 200% of the closing price of a share of our common stock on April 2, 2014 (or, if the average trading price of our common stock measured over a ninety day period exceeds the closing price of our common stock on April 2, 2014 by less than 200%, a pro-rata portion of these 500,000 shares of restricted common stock will vest based on the percentage of the closing price of our common stock on April 2, 2014 represented by such average trading price, using a linear interpolation between 100% and 200%).

•
In the event that (i) our stockholders do not approve the amendment to our 2010 Plan increasing the number of shares authorized for issuance under our 2010 Plan at the Annual Meeting in an amount sufficient to allow for the restricted stock award described above, (ii) either party terminates the Chairman Services Agreement on or before June 1, 2015, or (iii) as of the first business day following the Annual Meeting the company is subject to an agreement which provides for a change in control and such agreement is terminated prior to its consummation, then Mr. Shulman would be entitled to receive a one-time payment of approximately $5.9 million (which amount is equal to $400,000 for each month then-elapsed between April 2, 2014 and the first business day following the Annual

Meeting (pro-rated for partial months), less the portion of any annual fees he received during such time payable within 30 days of the Annual Meeting.
If, as of the first business day following the Annual Meeting, we have either consummated a change in control transaction or are subject to an agreement providing for a change in control transaction which is consummated after that date, then Mr. Shulman is entitled to receive a cash payment equal to the value of the shares of common stock which would have vested on or prior to the time of such change of control under his restricted stock award described above, had the restricted stock award been made on April 2, 2014, together with the value of any dividends that would have been paid on such shares prior to the change of control transaction.
Agreements with Ms. Mary Tolan
In connection with the transition of the role of Chief Executive Officer from Mary Tolan to her successor, Stephen F. Schuckenbrock, we entered into a Chairman’s Agreement and a related Mutual General Release Agreement, each dated April 24, 2013, with Ms. Tolan.
In connection with her service as non-executive Chairman, Ms. Tolan was entitled to the following compensation and benefits:

•	An annual retainer of $731,000, for the duration of Ms. Tolan’s engagement as our non-executive Chairman;

•	Continued health benefits entirely subsidized by Accretive Health, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, for a period of up to 18 months following April 3, 2013; and

•
Continued vesting and exercisability of the outstanding stock options held by Ms. Tolan as of April 3, 2013, in accordance with the terms and conditions of the applicable equity award documentation, for the duration of her continued service to Accretive Health. Following termination of her continued service with us, the vested stock options held by Ms. Tolan remained exercisable for the remainder of the maximum stated term of the stock options.

Ms. Tolan’s engagement as our non-executive Chairman ended effective as of April 2, 2014.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis, or CD&A, provides information about our executive compensation philosophy and the components of our compensation programs, including information about how we align the compensation for our named executive officers, or NEOs, with our goals and performance. The CD&A is intended to help readers better understand the information found in the tables and narrative that follow.
Compensation Objectives and Philosophy
Our executive compensation program aims to attract and retain highly talented executives by providing competitive pay and benefits and to reward our executives for performance that aligns with our operating and strategic goals, with the ultimate objective of increasing stockholder value. The structure of our executive compensation program enables us to provide a competitive total compensation package that ties a portion of each executive’s overall compensation to key corporate financial goals and significant accomplishments.

At least 85% of target total direct executive compensation is in the form of short-term and long-term financial incentives. Both the short-term and long-term incentives are intended to align executives with stockholder interests and the successful execution of long-term strategic plans.

We attract and retain executives by providing a market competitive compensation program consisting of base salary, annual bonus and long-term incentives, coupled with benefits to support health, wellness and other life events. The box below highlights the key considerations behind the development, review and approval of our named executive officers’ compensation.

Objectives
Our named executive officer compensation program is designed to:
• Align the interests of our executives with those of our stockholders
• Pay for performance by rewarding the achievement of our annual and long-term operating and strategic goals
• Recognize individual contributions
• Attract, retain and motivate highly talented individuals who have the breadth and depth of experience to successfully execute our business strategy

In 2014, we continued our focus on restructuring and enhancing our leadership team in an effort to more effectively and efficiently allocate our resources for innovation, growth and improved customer service. This CD&A focuses on the following NEOs who are current and former executive officers who served during all or part of 2014:

Dr. Emad Rizk, President and Chief Executive Officer - Dr. Rizk joined Accretive Health as President and Chief Executive Officer in July 2014.
Peter Csapo, Chief Financial Officer and Treasurer - Mr. Csapo joined Accretive Health as Chief Financial Officer and Treasurer in August 2014.
Joseph Flanagan, Chief Operating Officer - Mr. Flanagan joined Accretive Health as Chief Operating Officer in April 2013.
Stephen Schuckenbrock, former President and Chief Executive Officer - Mr. Schuckenbrock joined Accretive Health as President and Chief Executive Officer in April 2013 and resigned from this role in July 2014, when he became an advisor to the new Chief Executive Officer, Dr. Rizk. In October 2014, Mr. Schuckenbrock resigned as an employee of Accretive Health and in May 2015, resigned as a director of Accretive Health.
Sean Orr, former Senior Vice President, Finance and former Chief Financial Officer and Treasurer - Mr. Orr joined Accretive Health in August 2013 as Chief Financial Officer and Treasurer and left this position in August 2014, assuming the position of Senior Vice President, Finance. In December 2014, Mr. Orr resigned as an employee of Accretive Health.

For the Compensation Discussion and Analysis for 2012 and 2013, please see Item 11 of our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on December 30, 2014.

 2014 Performance
Company Achievements
Throughout 2014, we used various elements of our executive compensation program to help focus our named executive officers on restructuring, profitability and current and future growth. During this period, our executives have achieved important goals, including:

•	Implementing various actions to strengthen our foundation, which has improved organizational effectiveness, reduced costs and created a structure to drive customer focus and field engagement.

•	Completing our financial restatement.

•	Making meaningful progress towards remediating our control environment deficiencies by:

◦	Adopting new accounting policies for revenue recognition and software capitalization;

◦	Appointing experienced professionals to key leadership positions;

◦	Establishing a new reporting structure with more clearly defined accountabilities; and

◦	Implementing a new internal reporting model and performance metrics based on cash flow performance.

•	Developing a comprehensive plan to complete the remaining control environment deficiency remediation activities.

•	Stabilizing and upgrading technology infrastructure to prepare for scalable growth.

•	Taking steps to position us to capture growth opportunities within the U.S. healthcare marketplace, including:

◦	Increasing investment in IT - We have invested over one-third of our 2014 information technology budget in technologies to enable us to more seamlessly integrate with customers’ existing technologies.

◦	Simplifying the measurement model - We have made progress in simplifying our model to measure results for customers.

◦
Improving the consistency of results for customers - We have developed a more rigorous and systematic approach to gather and apply the insights we gain from daily operations across the entire customer base.

Linking Pay with Performance
While we have made significant progress in strengthening our foundation, 2014 continued to be a challenging period during which we have fallen short of our financial targets.
Therefore, as a result of our performance in 2014, neither Mr. Schuckenbrock nor Mr. Orr received long-term incentive grants for 2014; however, newly-hired named executive officers received long-term incentives as part of their initial compensation package, and Mr. Flanagan received long-term incentives to encourage retention.

Executive compensation for 2014 was consistent with our compensation objectives and reflects our operating performance, demonstrating our commitment to pay our executives for the performance they deliver.

Overview of 2014 Compensation Decisions and Actions
Factors Guiding Our Decisions
The following factors guided the executive compensation decisions for 2014:

•	Executive compensation program objectives

•	Operating performance

•	Recommendations of the Chief Executive Officer for other named executive officers

•	Advice of an independent compensation consultant

•	Competitive market practices

•	The need to attract critical, top tier talent at a challenging time for our company
Key 2014 Executive Compensation Decisions

We have faced significant business challenges since 2012, which have informed our executive compensation decision making. The compensation decisions made during 2014, as outlined below, demonstrate our commitment to recruit and retain the high caliber executives required to address our company’s challenges, and provide incentives tied to improved financial and stock performance.

2014 was a year of transition as new, highly experienced leadership members were recruited and hired to replace certain key executives, including our Chief Executive Officer. Therefore, the decisions below reflect the compensation decisions made for both the outgoing named executive officers as well as those newly hired.
Base Salary
No increases were made to the base salary of any named executive officers in 2014. Salaries for the newly-hired named executive officers were determined based on competitive compensation data for similar positions and the need to attract leaders with the experience to meet our current business challenges. Starting base salaries for Dr. Rizk and Mr. Csapo are $750,000 and $470,000, respectively.

Annual Cash Incentive Bonus
Based on our performance during 2014, including significant accomplishments critical to the continued viability of the company, the Compensation Committee determined that bonus payouts would be 112% of target for Dr. Rizk, 100% of target for Messrs. Csapo and Flanagan and 65% of target for Mr. Orr and that Mr. Schuckenbrock, who resigned as our Chief Executive Officer in July 2014, would not receive a bonus. Bonus targets for Dr. Rizk and Mr. Csapo were prorated based on their dates of hire in 2014.

Dr. Rizk received a bonus higher than target because of his significant accomplishments in the first six months in his role, including adding experienced healthcare executives to the leadership team, overseeing the completion of key operational changes to support our strategic growth, and leading the completion of our financial restatement.

Note: For 2014, the Annual Cash Incentive Bonus will be paid out to our current named executive officers and all other direct reports of the Chief Executive Officer in restricted stock that vests 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash. The number of shares of restricted stock that will be awarded to each individual will equal the amount of the cash incentive bonus to be paid in restricted stock to such individual, divided by the closing trading price of a share of our common stock on the date of grant, which we expect to be in mid-year 2015. This decision was reached primarily to promote retention, and we believe that delivering the 2014 annual bonus through equity adds an additional level of pay-for-performance since its actual value is based on the stock price at the time the executive sells vested shares.

Vice presidents and senior vice presidents (other than the Chief Executive Officer’s direct reports) received half of their award in cash and will receive half in restricted stock, while similar to other years, bonus-eligible employees below the vice president level received their award in cash.

Executives who will receive all or a portion of their 2014 annual bonus in restricted stock will also be awarded additional restricted stock, equal to 20% of the non-cash portion of the annual bonus amount, which will also vest 1/12 per month over a one-year period, commencing on April 10, 2015, to offset the fact that the restricted stock will be provided in lieu of cash, will not be granted until mid-year 2015 and has vesting restrictions as noted above.

Long-Term Incentives
As part of their offers of employment to join Accretive Health, Dr. Rizk and Mr. Csapo each received long-term incentive grants in the form of stock options and restricted shares to provide a significant amount of their total compensation packages as variable pay. These grants are intended to create an immediate alignment between their interests and those of our stockholders, and to provide a powerful incentive to increase the value of our organization and thus our stock price. Dr. Rizk received a stock option grant with a grant date fair value of $12,150,000, a time-based restricted stock award grant with a grant date fair value of $4,490,000 and a performance-based restricted stock grant with a grant date fair value of $3,620,000; Mr. Csapo received a stock option grant with a grant date fair value of $1,221,000 and a restricted stock award with a grant date fair value of $1,630,000.
Flanagan Retention Agreement
As an important incentive for Mr. Flanagan to remain with us during a critical juncture in our Chief Executive Officer transition process, we entered into an amendment to our employment agreement with Mr. Flanagan in April 2014. This arrangement provided for cash and equity compensation elements. The material terms of this agreement are described under “Employment Agreements - Agreement with Mr. Joseph Flanagan” on page 59.

Pay-for-Performance Focus
Aligning Pay with Performance
Pay-for-performance is one of the objectives of our executive compensation philosophy. Named executive officers can earn target compensation only to the extent we achieve our corporate goals. Additionally, their actual annual incentive award takes into account their individual performance in supporting several key business objectives. Our incentive compensation program for named executive officers is designed to link total compensation with the achievement of our business goals, some of which are short-term, while others may take several years to achieve.

	Annual Cash Incentive Bonus	Stock Options	Restricted Stock Awards

Short-Term (Cash)
Note: For 2014, the Annual Cash Incentive Bonus for our current named executive officers will be paid out in restricted stock that vests 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash. The restricted stock will not be granted until mid-year 2015.
		Long-Term (Equity)	Long-Term (Equity)
Objective	Short-term business performance	Stockholder value creation	Stockholder value creation
Time Horizon	1 Year	Generally vest over 4 years Subject to continued employment with the Company, exercisable for up to 10 years	Generally vest over 4 years
Metrics	Specific tactical, strategic and financial business objectives and Individual performance	Stock price	Stock price¹
1As part of Dr. Rizk’s offer of employment, he received half of his restricted stock with performance-based vesting (see page 56 for details).

Our executive compensation decisions in recent years have been affected by our efforts to build a leadership team that will help ensure our company performs at its highest level. This focus, however, has not changed our strong emphasis on pay-for-performance. While we require competitive compensation packages to attract new leaders who will help Accretive Health perform well both internally and externally, we follow a compensation strategy that heavily emphasizes performance.
For our Chief Executive Officer, this means that a majority of his compensation is in the form of incentive compensation, and the majority of this is focused on delivering long-term performance.
During the leadership transitions we have experienced in recent years, we have made decisions to ensure that the majority of long-term incentives are focused on increasing value to our stockholders as well as our company’s future, leveraging our plans to build stockholder value. By making the greatest portion of our Chief Executive Officer’s compensation package in the form of performance-based pay, with value directly tied to the increase in value of our organization and thus our stock price, we aim to ensure that our executive compensation packages are strongly focused on pay-for-performance, not merely attraction and retention.

The chart below shows the breakdown of Dr. Rizk’s 2014 compensation package, highlighting the emphasis on long-term incentives.

CURRENT CEO 2014 COMPENSATION MIX

3.5%
Salary
20.6%
Time-Based
Restricted Stock
3.5%
Target Bonus
16.6%
Performance-Based
Restricted Stock
55.8%
Stock Options
93% Variable Pay

Consideration of “Say-on-Pay” Vote
Our stockholders approved the non-binding advisory proposal on the compensation of our named executive officers with a 99.8% favorable vote at our annual meeting of stockholders held in 2011, our most recent annual meeting at which such a vote was taken. Based on this approval from stockholders, and in light of the financial restatement activity, the Compensation Committee determined that no changes to our executive compensation program were warranted as a result of the stockholder advisory vote.
Also, at our 2011 annual meeting of stockholders, our stockholders voted to adopt the recommendation of our Board of Directors to conduct future advisory votes on the compensation of our named executive officers every three years. Accordingly, the next stockholder advisory vote on the compensation of our named executive officers is being held at the Annual Meeting.
Determining Executive Compensation
In determining compensation changes for named executive officers from year to year, the Compensation Committee generally focuses on total direct executive compensation, which consists of base salary, annual cash incentive bonus and long-term equity incentive awards.

Factors Guiding Decisions
•	Executive compensation program objectives
•	Company financial performance and important achievements
•	Assessment of leaders’ adherence to company values, their leadership traits and achievement of individual objectives
•	Recommendations of the Chief Executive Officer for other named executive officers
•	Stockholder input through the “say-on-pay” vote
•	Advice of an independent compensation consultant on market and peer group pay practices
Role of Compensation Committee
Our Compensation Committee oversees our executive compensation program and has done so historically. In this role, the Compensation Committee has reviewed all compensation decisions relating to our named executive officers and has made recommendations to the Board of Directors. Our Compensation Committee has the authority, without approval of the Board of Directors, to retain and terminate an independent compensation consultant to assist in the evaluation of executive officer compensation.
Our Board of Directors has determined that each of the members of our Compensation Committee is independent as defined under the rules of the New York Stock Exchange. Our Compensation Committee periodically works with an independent compensation consulting firm, Towers Watson, as described in “Role of the Compensation Consultant” below.
Role of Chief Executive Officer
Our Chief Executive Officer annually reviews the performance of each of our other executive officers and, based on these reviews, provides recommendations to the Compensation Committee and the Board of Directors with respect to salary adjustments, annual cash incentive bonus targets and awards, and equity incentive awards.
Our Compensation Committee meets with our Chief Executive Officer annually to discuss and review the Chief Executive Officer’s recommendations regarding executive compensation for our executive officers, excluding the Chief Executive Officer. These recommendations are forwarded to the Board of Directors, which typically meets in executive session to discuss those recommendations before the Compensation Committee makes final decisions regarding our executive officers’ compensation. Our Chief Executive Officer is not present for discussions regarding the Chief Executive Officer’s compensation.
Our Chief Executive Officer is authorized by the Compensation Committee to grant options to employees who are not directors or executive officers of our company and determine the number of shares covered by, and the timing of, option grants. The Board of Directors has, and it exercises, either directly or through its delegation of authority to the Compensation Committee, the ability to materially increase or decrease amounts of compensation payable to our executive officers pursuant to recommendations made by our Chief Executive Officer.
Role of the Compensation Consultant
The Compensation Committee engages an independent compensation consulting firm from time to time to provide advice regarding our executive compensation program and general information regarding executive compensation practices in our industry. At the Compensation Committee’s request, the independent compensation consulting firm, Towers Watson, advised the Compensation Committee in 2014 and provided advice on some, but not all, executive compensation actions and decisions. The Compensation Committee and Board of Directors considered Towers Watson’s advice regarding our executive compensation program and then, ultimately, made their own decisions about these matters.

Executive Compensation Peer Group
The executive compensation peer group is a select group of companies that our Compensation Committee believes are representative of the talent market in which we compete. In 2014, the Compensation Committee considered compensation data from this peer group as one of several inputs to help shape our executive compensation program to make sure we continue to provide total compensation that is competitively positioned in the marketplace. The Compensation Committee has approved the following set of peer companies, which were selected in 2013 based on the following criteria:
•Similar revenues and complexity of business model;
•In the technology, business process outsourcing or healthcare services industries; and
•Publicly traded in the United States.

Our peer group for 2014 consists of the following companies:

2014 Executive Compensation Peer Group
Allscripts Healthcare Solutions athenahealth Catamaran Cerner	Cognizant Technology Solutions Genpact Global Payments Huron Consulting Group MAXIMUS	MedAssets Quality Systems salesforce.com WNS Holdings

While the Board of Directors and Compensation Committee consider peer group data in determining the competitiveness of our executive compensation, it is only one factor taken into consideration when determining the total compensation for our named executive officers. The Board of Directors and Compensation Committee also consider the other factors listed in “Factors Guiding Decisions” above.

Risk Considerations in our Executive Compensation Program
We provide a mix of executive compensation elements, and design such elements, in order to discourage management from assuming excessive risk. We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our business. In addition, the Compensation Committee believes that the mix and design of the components of executive compensation do not encourage management to assume excessive risks.

Elements of the Executive Compensation Program
The following table describes how elements of compensation are intended to satisfy our executive compensation objectives.

	Purpose	Type of Compensation	Link to Program Objectives
Base Salary	Fixed level of cash compensation to attract and retain key talent in a competitive marketplace	Cash	●	Determined based on evaluation of individual’s experience, position, current performance, internal pay equity, peer group compensation data and external market competitive data
Annual Cash Incentive Bonus	Target incentive opportunity (set as a percentage of base salary) that encourages executives to achieve annual company operating plan goals
Cash
Note: For 2014, the Annual Cash Incentive Bonus for our current named executive officers will be paid out in restricted stock that vests 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash.
			●	Provides compensation based on achievement of our operating plan goals, as well as individual performance against specific corporate objectives
			●	No minimum guaranteed payout
Long-Term Equity Incentive Awards	Helps ensure executive compensation is directly linked to the achievement of our long-term objectives	Long-Term Equity	●	Provides our named executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making
	Creates an ownership culture by aligning the interests of our named executive officers with the creation of value for our stockholders Furthers our goal of executive retention		●	Delivered through stock options and/or restricted stock awards
			●	Time-based awards generally vest ratably over a four-year period; Performance-based awards vest at the end of an applicable performance period based on the achievement of performance goals
Benefits	Important element of a total rewards program and helps attract and retain executive talent	Benefit	●
Same broad-based benefits that are provided to all employees, including our 401(k) retirement plan, a medical care plan, vacation, short- and long-term disability coverage and standard company holidays

			●	Our named executive officers do not receive a matching 401(k) contribution from Accretive Health
Change of Control Benefits	Attracts and retains employees in a competitive market	Benefit	●	Combination of “single trigger” and “double trigger” vesting, along with severance
Employment Agreements	Ensures continued dedication of employees in case of personal uncertainties or risk of job loss Provides confidentiality and non-compete protections	Benefit	●	Specific for the individual

Analysis of 2014 Compensation Decisions

Base Salary
Base salary represents 25% or less of the target pay opportunity for our Chief Executive Officer’s and other named executive officers. We use competitive base salaries to attract and retain qualified talent to help us achieve our growth and performance goals. Base salaries take into account a named executive officer’s experience, knowledge and responsibilities. The independent compensation consultant periodically provides the Compensation Committee with analyses of competitive salary ranges for the named executive officer positions, based in part on peer group compensation data.

Base Salary Adjustments
From time to time, at their discretion, our Compensation Committee and Board evaluate and adjust named executive officers’ base salary levels based on factors determined to be relevant, including:

•	Executive officer’s skills and experience

•	Particular importance of the executive officer’s position to us

•	Executive officer’s individual performance

•	Executive officer’s growth in his or her position

•	Market level increases

•	Base salaries for comparable positions within our company

•	Inflation rates

2014 Base Salary Decisions
In February 2014, our Compensation Committee elected not to increase base salaries for any named executive officers.

Salaries for the new executive team members, including named executive officers Dr. Rizk and Mr. Csapo, were determined based on competitive market data for similar positions and the need to attract leaders with the experience to meet our current business challenges. Individual negotiations during the recruiting and hiring process were a substantial factor in determining base salaries, which reflected the significant business challenges facing our company at the time.

	Base Salary (Annualized)
	2013 Salary	2014 Salary	Percent Change
Emad Rizk	N/A	$750,000	N/A
Peter Csapo	N/A	$470,000	N/A
Joseph Flanagan	$595,000	$595,000	0%
Stephen Schuckenbrock[1]	$595,000	$595,000	0%
Sean Orr[2]	$450,000	$450,000	0%

[1]	Mr. Schuckenbrock resigned as an employee in October 2014 and as a member of our
Board of Directors in May 2015.
2 Mr. Orr resigned as Chief Financial Officer in August 2014 and as an employee in December 2014.

Annual Cash Incentive Bonus
We maintain an annual cash incentive bonus program in which each of our named executive officers participates. These annual cash incentive bonuses are intended to compensate our named executive officers for achievement of corporate goals, as well as individual performance in the areas of:
•Economic and financial contributions
•Operations
•Customer satisfaction
•Business development
•Organizational and leadership development

Driving Performance
The annual cash incentive bonus program rewards our named executive officers for their individual and collective contributions towards our corporate objectives including:
•Building operational excellence across sites
•Driving operational efficiencies and reducing cost
•Creating a sustainable infrastructure to serve customers
•Ensuring 100% of sites have specific action plans to support Net Promoter Score (NPS) improvements
•Implementing best practices across multiple hospitals focused on patient satisfaction
•Driving significant improvement in shared services capabilities

Annual Cash Incentive Bonus Design

•	Our annual cash incentive bonus awards have varied significantly from year to year, and we expect that they will continue to vary, depending on actual corporate and individual performance results.

•
At the beginning of each year, our Board of Directors establishes our corporate financial and operational goals and through the Compensation Committee, individual incentive bonus targets for our executive officers. The goals established by the Board of Directors are based on our historical operating results and growth rates, as well as our expected future results, and are designed to require significant effort and operational success on the part of our named executive officers and Accretive Health. However, during the course of the year, the Board of Directors and our Compensation Committee may (based in part on recommendations of our Chief Executive Officer, with respect to our other named executive officers) adjust such goals as they deem appropriate.

•
In addition to corporate goals, each named executive officer is also responsible for setting individual performance goals at the beginning of each year. The goals are based on the executive’s role and responsibilities and are designed to help drive our success.

•
Each named executive officer’s initial target annual bonus is established upon commencement of employment as part of the executive’s overall compensation package. The target annual bonus amount is then reviewed and may be adjusted in each subsequent year, if appropriate, based on external market data to ensure that the values reflect external competitiveness and internal equity. The Compensation Committee’s independent compensation consultant, using the same approach as described for annual base salary, periodically reviews the competitive range for annual cash incentive pay for our Chief Executive Officer and each other named executive officer (which is set as a percentage of annual base salary) and provides such data to the Compensation Committee, which determines annual bonus targets.

•
If growth and performance expectations for corporate and individual performance are exceeded, bonuses above target can be awarded. If they are not met, then bonuses below target, or no bonuses at all, may be awarded. Prior years’ performance and corresponding bonus award levels are considered when setting bonus targets. We believe this helps to calibrate incentive compensation with our performance.

•
The Compensation Committee approves actual annual cash incentive bonus payouts, which are based on input from our Chief Executive Officer in the case of named executive officers other than the Chief Executive Officer. There are no minimum or maximum payout levels, and our Compensation Committee has broad discretion to make adjustments to the awards.

Note: For 2014, the Annual Cash Incentive Bonus will be paid out to our current named executive officers in restricted stock that vests 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash. The number of shares of restricted stock that will be awarded to each individual will equal the amount of the cash incentive bonus to be paid in restricted stock to such individual, divided by the closing trading price of a share of our common stock on the date of grant, which we expect to be in mid-year 2015. Additional restricted stock, equal to 20% of the non-cash bonus amount, which will also vest 1/12 per month over a one-year period, commencing on April 10, 2015, will be awarded to offset the fact that restricted stock will be provided in lieu of cash, will not be granted until mid-year 2015 and has vesting restrictions as noted above.

2014 Annual Cash Incentive Target Bonus Decisions
For 2014, the Compensation Committee based annual cash incentive bonus decisions on both achievement of individual goals, as well as progress towards the following corporate goals. These goals were designed to help us build critical infrastructure and consistent operational execution capability to support sustainable growth in the future.

Goal
Operations and Technology
• Build and deliver multi-year profitability roadmap
• Achieve significant improvement in customer satisfaction as measured by Net Promoter Score
• Launch upgraded claims-denial reduction program
• Deliver reduction in customers’ operations costs as measured by growth in Net Operating Fees
• Achieve improvements in shared service center penetration rate and capabilities
• Develop integrated operations and technology scorecard metrics for 2014

Financial
• Deliver financial commitments as measured by the 2014 budget (using an internal definition of Adjusted EBITDA that does not reflect changes to our revenue recognition policies resulting from our restatement)

Controls	• Achieve key elements of internal control remediation plan
Strategy/Growth	• Integrate physician advisory service into RCM service • Increase operating focus on value based reimbursement • Achieve qualitative and quantitative improvement in sales
People and Customers
• Roll out company-wide talent management process, including specific focus on site talent and succession
• Continue to build critical skills with focus on customer-facing roles and sales
• Review organizational structures to help ensure proper alignment

Based on our 2014 performance results, the Compensation Committee approved a company-wide bonus pool equal to 85% of the target amount and, in February 2015, approved bonus awards to our named executive officers that ranged from 0% to 112% of target amounts.

Basis for 85% Bonus Pool Funding for 2014
Factors Considered by the Compensation Committee in Determining the Bonus Pool

•	New leadership team established mid-year and made meaningful contributions during such time

•	Our company was continuing to overcome significant issues from the past

•	Our company continued to work on, and made progress towards the completion of, our financial restatement

•Sales performance fell below expectations

 Important Achievements

•	Completed our financial restatement and made meaningful progress towards remediating our control environment deficiencies

•	Improved performance for existing customers

◦	Significant year-over-year improvement in operating performance for our customers

◦	Simplified the measurement model with which we measure economic value for our customers

◦
Completed the development of a catalogue of our operational standards, which catalogs how we create value for our customers and defines the operational standard by which we measure our operational performance

◦	Successfully launched critical functionality in our technology platforms aimed at improving integration with our customers’ patient accounting systems

◦	Double digit improvement in customer satisfaction, as measured by Net Promoter Scores (NPS)

•	Completed restructuring actions resulting in meaningful cost reduction and improvements in organizational effectiveness

•	Made significant improvements to shared services capabilities, including in our India operations, and completed the development and approval of our geographic footprint optimization plan.
In determining these award levels for our named executive officers, the Compensation Committee took into account additional factors beyond company performance and individual goals, including that, although key members of the leadership team had been in place only for a partial year, achievements had been made in solidifying relationships with our customers, adding experienced healthcare executives to the leadership team, and overseeing the completion of key operational changes to support our strategic growth.
The table below shows the annual target for 2014 and actual bonus payments for 2014 for each named executive officer:

2014 Annual Cash Incentive Bonus
Note: For 2014, the Annual Cash Incentive Bonus for current named executive officers will be paid out in restricted stock that vests 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash

	Target Award Opportunity	Target as a % of Base Salary	Actual Bonus Awarded
Emad Rizk[1]	$750,000	100%	$350,000
Peter Csapo[1]	$376,000	80%	$156,670
Joseph Flanagan	$595,000	100%	$595,000
Stephen Schuckenbrock	$595,000	100%	$0
Sean Orr	$350,000	78%	$227,500
1 2014 target bonus was prorated based on the number of months of employment during the calendar year.
Our Board of Directors uses our unaudited financial results to make initial performance determinations under our annual cash incentive bonus program, and those results may be adjusted in connection with the preparation of our audited consolidated financial statements. The purpose of the goals listed above was to establish a method for determining the payment of cash incentive bonuses. These performance goals are not intended as a prediction of our future performance.

Equity Incentive Awards
Our equity incentive award program is the primary vehicle for offering long-term incentives to our named executive officers. Equity incentive awards to our named executive officers may be made in the form of restricted stock and/or stock options. Although we do not have any equity ownership guidelines or requirements for our named executive officers, we believe that equity incentive awards:

◦	Provide our named executive officers with a strong link to our long-term performance by enhancing their accountability for long-term decision making;

◦	Help balance the short-term orientation of our annual cash incentive bonus program;

◦	Create an ownership culture by aligning the interests of our named executive officers with the creation of value for our stockholders; and

◦	Further our goal of executive retention.
In determining the size of equity incentive awards to named executive officers, our Compensation Committee generally considers the executive’s experience, skills, level and scope of responsibilities, competitive practices for similar positions, and internal comparisons to other comparable positions in our company.

Focus on Stockholder Value
Long-term incentive grants are intended to balance Accretive Health’s short-term operating focus and align the long-term financial interests of senior management with those of our stockholders.
Stock Options
Stock options are a performance-based compensation component that only provides value when the market price exceeds the exercise price, tying executive compensation to stock price value and stockholder appreciation. Stock option grant date value is estimated using the Black-Scholes method of stock option valuation. Information about Accretive Health’s Black-Sholes valuation is presented as part of the summary compensation tables. Stock options are generally granted with a four-year vesting period, vesting ratably on each of the first four anniversaries of the applicable grant date.

Restricted Stock Awards
Restricted stock awards are time-based or performance-based. Time-based restricted stock awards generally vest ratably over four years. Time-based restricted stock awards are valued on an actual basis and their valuation is presented as part of the summary compensation tables.

Performance-based restricted stock awards vest at the end of the applicable performance period, subject to the achievement of specified stock price goals. Performance-based restricted stock awards are valued on an actual basis (assuming that the applicable performance target has been fully achieved).

2014 Equity Incentive Decisions
In connection with their offers of employment, Dr. Rizk and Mr. Csapo each received long-term incentive grants in the form of stock options and restricted stock in 2014, as specified below. These initial grants were determined as the result of a negotiating process, the need for highly skilled and experienced executives to address significant organizational and performance challenges and to provide a substantial incentive to significantly increase the value of the organization, and advice from our independent compensation consultant. These grants were awarded outside the 2010 Plan as employment inducement grants.

As a result of Mr. Flanagan’s revised employment terms, the Board granted him a one-time long-term incentive grant of stock options and restricted stock in April 2014, which was contingent upon the approval by our stockholders of an amendment to the 2010 Plan increasing the number of shares authorized for issuance under our

2010 Plan to an amount sufficient to cover these grants. Since this contingency was not realized, this stock grant was terminated and, in lieu thereof, pursuant to the terms of Mr. Flanagan’s amended employment agreement, Mr. Flanagan became entitled to receive cash payments based on the value that the stock grants would have had on each intended vesting date. See page 59 for details.

No other long-term incentives were granted to named executive officers in 2014.

	2014 Long-Term Incentive Awards
	Number of Stock Options	Exercise Price	Value of Stock Options	Number of Restricted Stock Awards	Value of Restricted Stock Awards
Emad Rizk Performance-Based¹	—	—	—	500,000	$3,620,000
Emad Rizk Time-Based¹	2,700,000	$8.98	$12,150,000	500,000	$4,490,000
Peter Csapo²	300,000	$8.15	$1,221,000	200,000	$1,630,000
Joseph Flanagan³	500,000	$8.05	$2,025,000	300,000	$2,415,000
Stephen Schuckenbrock[4]	—	—	$15,000	—	—
Sean Orr	—	—	—	—	—
1Dr. Rizk’s stock options vest in equal annual installments over four years. Half of his restricted stock vests in equal annual installments over four years and the remaining half vests based on a stock price performance goal achievement of $17.96 (which represents two times the closing price of a share of Accretive Health’s common stock on the grant date), which must be equaled or exceeded for at least 20 consecutive trading days.

[2]	Mr. Csapo’s stock options and restricted shares vest in equal annual installments over four years.

[3]
Mr. Flanagan’s stock options and restricted shares were intended to vest in equal monthly installments over two years, however this equity grant was terminated by its terms on December 31, 2014 as a result of a condition to the grant not being satisfied and, in lieu thereof, pursuant to the terms of Mr. Flanagan’s amended employment agreement, Mr. Flanagan became entitled to certain cash payments based on the value that the stock grants would have had on each intended vesting date.

[4]	Mr. Schuckenbrock received a stock option grant as a member of the Board of Directors, consistent with our Board of Directors compensation policy.

Other Employee Benefits
We maintain broad-based benefits that are provided to all employees, including our 401(k) retirement plan, flexible spending accounts, a medical care plan, vacation, short- and long-term disability insurance and standard company holidays. Our named executive officers are eligible to participate in each of these programs on the same terms as non-executive employees; however, we do not provide a matching 401(k) contribution for any of our named executive officers.

Employment Agreements
Agreement with Dr. Emad Rizk
In connection with his appointment to Chief Executive Officer, in July 2014, we entered into an offer letter agreement with Dr. Rizk that provides him the following:

•	Annual base salary of $750,000;

•	Annual target bonus opportunity of at least 100% of base salary;

•	Eligibility to participate in the employee benefit programs generally available to senior executives of our company; and

•
A non-statutory stock option to purchase up to 2,700,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date, and a restricted stock award for 1,000,000 shares of our common stock.

◦	The stock option generally will vest in equal annual installments over four years following the grant date, subject to continued service with our company.

◦
One-half of the restricted stock award generally will vest in equal annual installments over four years following the grant date, subject to continued service with our company. The remaining one-half of the restricted stock award generally will vest based on a stock price performance goal of two times the closing price of a share of our common stock on the grant date, which must be equaled or exceeded for at least 20 consecutive trading days based on the average closing price for such 20-consecutive trading day period.

In the event that Dr. Rizk’s employment is terminated by us without “cause” or by Dr. Rizk for “good reason” (as defined in the offer letter agreement), in addition to any earned but unpaid salary and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, Dr. Rizk also will be entitled to receive the following payments and benefits:

•
A cash amount equal to two times Dr. Rizk’s base salary plus two times his target bonus, paid monthly for a period of 24 months following such termination, subject to Dr. Rizk’s timely execution of a general release of claims in favor of us and our affiliates;

•
Continued company-subsidized health benefits for a period of 24 months following the date of such termination, subject to Dr. Rizk’s timely execution of a general release of claims in favor of us and our affiliates;

•	A pro-rata portion of an annual bonus for the calendar year in which such termination occurs based on actual results for such year;

•
A pro-rata portion of the time-based vesting equity awards will become vested and exercisable (as applicable) on such termination determined by multiplying the number of shares of common stock underlying such time-based vesting equity awards that would have become vested and exercisable (as applicable) on the anniversary of the grant date immediately following the date of such termination had such termination not occurred, by a fraction, the numerator of which is the number of days during which Dr. Rizk was employed by us for the period beginning on the anniversary of the grant date immediately preceding the date of such termination (or the grant date, if such termination occurs prior to the first anniversary of the grant date) and ending on the date of such termination, and the denominator of which is 365;

•
An additional portion of the time-based vesting equity awards will become vested and exercisable (as applicable) with respect to 25% of the shares of common stock underlying such time-based vesting equity awards;

•
The performance vesting restricted stock will vest or be forfeited on such termination based on achievement of the stock price goal, except that if such termination occurs prior to the second anniversary of the grant date, the two times stock price goal multiple will be replaced with a 1.5 times multiple, if such termination occurs prior to the first anniversary of the grant date, or a 1.75 times multiple, if such termination occurs on or following the first anniversary of the grant date but prior to the second anniversary of the grant date; and

•
In the case of such termination upon or within two years following the occurrence of a “change in control” (as defined in the offer letter agreement) of our company, full accelerated vesting of the outstanding, unvested portion of the time-based vesting equity awards.

In addition, with regard to the performance vesting restricted stock, upon the occurrence of the first change in control to occur following the date of grant and while Dr. Rizk remains in our continued employment, to the extent that the stock price goal has not previously been achieved, the performance vesting restricted stock will vest or be forfeited upon the occurrence of such change in control based on the achievement of the stock price goal in relation to the highest per share price for our common stock in the change of control, except that if such change in control occurs prior to the second anniversary of the grant date, the two times stock price goal multiple will be replaced with a 1.5 times multiple, if such change in control occurs prior to the first anniversary of the grant date, or a 1.75 times multiple, if such change in control occurs on or following the first anniversary of the grant date but prior to the second anniversary of the grant date.

Agreement with Mr. Peter Csapo
In connection with his appointment to Chief Financial Officer and Treasurer, in August 2014, we and Mr. Csapo entered into an offer letter agreement that provides him the following:

•	Annual base salary of $470,000;

•	Annual target bonus opportunity of at least 80% of base salary;

•	Eligibility to participate in the employee benefit programs generally available to senior executives of our company; and

•
 A non-statutory stock option to purchase up to 300,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date, and a restricted stock award for 200,000 shares of our common stock, both of which will vest in equal annual installments over four years following the grant date, subject to continued service with us. These incentive equity grants were issued outside of our 2010 Plan as employment inducement grants in accordance with the rules of the New York Stock Exchange.

In the event that Mr. Csapo’s employment is terminated by us without “cause” or by Mr. Csapo for “good reason” (as defined in the offer letter agreement), in addition to any earned but unpaid salary and his accrued and vested benefits under the employee benefit programs of our company, which are payable upon any termination of employment, Mr. Csapo also is entitled to receive the following payments and benefits:

•
A cash amount equal Mr. Csapo’s base salary rate, paid monthly for a period of 12 months following the date of such termination, subject to Mr. Csapo’s timely execution of a general release of claims in favor of us and our affiliates;

•
Continued company-subsidized health benefits for a period of 12 months following the date of such termination, subject to Mr. Csapo’s timely execution of a general release of claims in favor of us and our affiliates;

•
If Mr. Csapo’s annual bonus for the fiscal year preceding the date of termination has not been paid prior to such termination, an annual bonus for such fiscal year equal to the amount of Mr. Csapo’s target bonus opportunity multiplied by the payout percentage that is approved by our Board of Directors for company-wide bonus payouts with respect to such fiscal year;

•
A pro-rata portion (based on the number of days that Mr. Csapo was employed by us during the fiscal year in which such termination occurred) of an annual bonus for the fiscal year in which such termination occurs based on actual results for such year, payable at the same time as it would have otherwise been paid had such termination not occurred;

•
A pro-rata portion (based on the number of days that Mr. Csapo was employed by us following the anniversary of the grant date immediately preceding the date of such termination, or following the grant date if such termination occurs prior to the first anniversary of the grant date, divided by 365) of the unvested portion of his incentive equity awards outstanding at the time of termination that would have become vested and exercisable (as applicable) on the anniversary of the grant date immediately following the date of such termination had such termination not occurred will become vested and exercisable (as applicable) as of the date of such termination;

•
In the case of such termination upon or within the 90 days immediately preceding, or within one year following, the occurrence of a “change in control” (as defined in the offer letter agreement) of our company, full accelerated vesting of the outstanding, unvested portion of his incentive equity awards.

Agreement with Mr. Joseph Flanagan
In connection with his appointment to Chief Operating Officer, in April 2013, we and Mr. Flanagan entered into an offer letter agreement that provides him the following:

•	Annual base salary of $595,000;
•Annual target bonus opportunity of at least 100% of base salary;
•A $400,000 sign-on bonus;

•
A one-time payment of $30,000 (less required deductions) for relocation expenses in addition to relocation expense benefits commensurate with his position in accordance with our relocation program (the additional relocation expense benefits amounted to $266,680 and included reimbursement for expenses and losses incurred in connection with the sale of Mr. Flanagan’s then-current residence in Singapore);

•	Eligibility to participate in the employee benefit programs generally available to our senior executives; and

•
A non-statutory stock option to purchase up to 800,000 shares of our common stock at a per share exercise price equal to the closing price of the common stock on the grant date, and a restricted stock award for 400,000 shares of our common stock, both of which generally vest in equal monthly installments over 48 months, subject to continued service with us. These incentive equity awards were issued outside of our 2010 Plan as employment inducement grants in accordance with the rules of the New York Stock Exchange. One-half of the unvested portion of these incentive equity awards will be subject to accelerated vesting upon the occurrence of a “change in control” (as defined in the offer letter agreement) of our company while Mr. Flanagan remains employed.

In the event that Mr. Flanagan’s employment is terminated by us without “cause” or by Mr. Flanagan for “good reason,” in addition to any earned but unpaid salary and his accrued and vested benefits under our employee benefit programs, which are payable upon any termination of employment, Mr. Flanagan also will be entitled to receive:

•
Continued salary and health benefits for a period of 12 months following the date of such termination, subject to Mr. Flanagan’s timely execution of a general release of claims in favor of us and our affiliates;

•
In the case of such termination prior to the first anniversary of the grant date of the equity awards, accelerated vesting of the outstanding, unvested portion of the equity awards that would have become vested on or prior to the first anniversary of the date of such termination; and

•
In the case of such termination upon or within one year following the occurrence of a “change in control” of our company, full accelerated vesting of the outstanding, unvested portion of Mr. Flanagan’s incentive equity awards.

 As an incentive for Mr. Flanagan to remain with Accretive Health during a critical juncture during our Chief Executive Officer transition process in 2014, we amended his employment terms in April 2014 to provide him the following additional compensation and benefits:

•	Monthly supplemental cash retention bonus of $25,000 for the duration of Mr. Flanagan’s employment;

•	One-time cash retention bonus of $1,700,000, payable on April 29, 2016, which is the second anniversary of the date on which the agreement was signed;

•
Retention equity awards of a one-time non-statutory stock option to purchase up to 500,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date, and 300,000 shares of restricted stock, which incentive equity awards were subject to ratable vesting on a monthly basis over a two-year period, and also subject to the approval by our stockholders, prior to December 31, 2014, of an amendment to our 2010 Plan increasing the number of shares authorized for issuance under our 2010 Plan to an amount sufficient to cover these grants (which approval was not received);

Since our stockholders did not approve the amendment to our 2010 Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive a Replacement Cash Award consisting of cash payments from us following each date that any portion of such incentive equity grants would have vested (had such grant not terminated) equal to the value of each option (based on the difference between the exercise price and the closing price of our common stock on the applicable vesting date) and each share of restricted stock (based on the closing price of our common stock on the applicable vesting date) that would have otherwise vested on such date.

•
In the event that Mr. Flanagan’s employment is terminated by us without “cause” or by Mr. Flanagan for “good reason” (each, as defined in Mr. Flanagan’s employment offer letter agreement), 100% of the then unpaid portion of Mr. Flanagan’s Replacement Cash Award will become payable by us within sixty (60) days of such termination (with the value of that payment being determined based on the closing price of our common stock on the date of such termination rather than the applicable vesting date);

•
In the event of a “change in control” (as defined in Mr. Flanagan’s applicable incentive equity award agreements), 50% of the then unpaid portion of Mr. Flanagan’s Replacement Cash Award will be payable by us upon such change in control (with the value of that payment being determined based on the closing price of our common stock on the date of such change in control rather than the applicable vesting date) and the remaining 50% of the Replacement Cash Award will remain payable by us on the originally contemplated payment schedule (with the accelerated portion of the payment being applied pro-rata to each remaining installment);

•
Relocation expense benefits, including reimbursement for expenses and losses incurred in connection with the sale of Mr. Flanagan’s then-current residence in Dallas, Texas (which relocation expense benefits amounted to $372,961), plus a reimbursement of up to $6,000 per month in housing expenses for a period of two years;

•	Reimbursement of up to $50,000 for legal fees in connection with the negotiation and documentation of his employment agreement; and

•
An extension, under specified circumstances, of the period of time during which Mr. Flanagan may exercise the stock option that we awarded to him at the commencement of his employment in April 2013. This extension would be triggered upon a termination of Mr. Flanagan’s employment by us without cause or by Mr. Flanagan for good reason. If the extension is triggered, the then-vested portion of the stock option would remain exercisable for a period of time equal to sixty days plus the number of days that Mr. Flanagan is employed by us, but not longer than two years or until the stock option otherwise expires, if earlier.

In addition to the compensation and benefits described above, we also provided Mr. Flanagan with $443,740 of additional relocation expense benefits between November 2013 and May 2014 in connection with our intended move of certain corporate functions from Chicago, Illinois to Plano, Texas (which move did not occur), which relocation expense benefits included reimbursement for expenses and losses incurred in connection with the sale of Mr. Flanagan’s then-current residence in Chicago, Illinois.

Agreement with Mr. Stephen Schuckenbrock
In connection with his appointment to Chief Executive Officer, in April 2013, we and Mr. Schuckenbrock entered into an offer letter agreement, as amended in May 2015, that provided him the following:

•	Annual base salary of $595,000;

•	Annual target bonus opportunity of at least 100% of base salary;

•	Eligibility to participate in the employee benefit programs generally available to senior executives of our company; and

•
A non-statutory stock option to purchase up to 2,903,801 shares of our common stock with an exercise price of $9.56, which was the closing price of our common stock reported on the New York Stock Exchange on the grant date.

◦
The stock option will vest and become exercisable on a ratable monthly basis over 48 months based on continued service to our company (including service as a member of our Board of Directors), subject to acceleration in specified circumstances, and will expire on the tenth anniversary of grant. The stock option was issued outside of our 2010 Plan as an employment inducement grant in accordance with the rules of the New York Stock Exchange.

As previously noted, Mr. Schuckenbrock terminated his service as an employee in October 2014 and as a member of our board of directors in May 2015. In connection with Mr. Schuckenbrock’s voluntary resignation from the Board, the stock option became subject to the following treatment:

•
The vested portion of the stock option as of the termination date will remain exercisable for the remaining term of the stock option, and the unvested portion of the stock option as of the termination date will continue to vest and become exercisable in accordance with the original vesting schedule of the stock option described above.

Agreement with Mr. Sean Orr
In connection with his appointment to Chief Financial Officer and Treasurer, in August 2013, Mr. Orr and Accretive Health entered into an offer letter agreement that provided him the following:

•	Annual base salary of $450,000;

•	Annual target bonus opportunity of $350,000;

•	One-time transition bonus of $50,000 and relocation benefits commensurate with his position in accordance with the company relocation program;

•	Eligibility to participate in the employee benefit programs generally available to senior executives of our company; and

•	A non-statutory stock option to purchase up to 300,000 shares of our common stock at a per share exercise price equal to the closing price of our common stock on the grant date.

◦	The award generally vested 25% each year over four years, subject to continued service with us. Vesting of this award ceased on December 30, 2014.
Had Mr. Orr’s employment been terminated by us without cause (as defined in his agreement), in addition to any earned but unpaid salary and his accrued and vested benefits under the employee benefit programs which are payable upon any termination of employment, Mr. Orr would have also been entitled to receive continued salary and health benefits for a period of 12 months following the date of such termination, subject to Mr. Orr’s timely execution of a general release of claims in favor of us and our affiliates. In connection with Mr. Orr’s resignation as our Chief Financial Officer and assumption of the role of Senior Vice President, Finance, on August 6, 2014, we agreed that Mr. Orr would be entitled to the same severance benefits in the event of his voluntary resignation from our company. Mr. Orr resigned from the company effective as of December 30, 2014.

Confidentiality and Non-Disclosure Agreements
As a condition to employment, each named executive officer entered into a confidentiality and non-disclosure agreement with us. Under these agreements, each named executive officer has agreed:

•	not to solicit our employees and customers during his or her employment and for a period of 18 months after the termination of employment;

•	not to compete with us during his or her employment and for a period of 12 months after the termination of employment;

•	to protect our confidential and proprietary information; and

•	to assign to us intellectual property developed during the course of his or her employment.
Severance and Change-of-Control Arrangements
Change-of-control incentives can encourage our executives to objectively evaluate potential transactions that may be in stockholders’ best interests, further aligning the interests of our executives with those of our stockholders. We have designed our change-of-control compensation provisions to:

•	Protect the compensation already earned by executives and help ensure they will be treated fairly in the event of a change of control, and

•	Help ensure the retention and focus of key executives who are critical to ongoing operations of Accretive Health.
We have employment agreements with each of Emad Rizk, our Chief Executive Officer, Peter Csapo, our Chief Financial Officer, and Stephen Schuckenbrock, our former Chief Executive Officer and a member of our Board of Directors, that provide for “double trigger” benefits in connection with a change of control of our company together with the termination of employment and an employment agreement with Joseph Flanagan, our Chief Operating Officer, that provides for both “single trigger” and “double trigger” benefits in connection with a change in control of our company together (with respect to the “double trigger” benefits) with the termination of Mr. Flanagan’s employment. Details of these agreements are listed under “Employee Agreements.”
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1.0 million paid to our Chief Executive Officer and our three other officers (other than our Chief Executive Officer and our Chief Financial Officer), whose compensation is required to be reported to our stockholders pursuant to the Exchange Act by reason of being among the three other most highly-paid executive officers. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. Our Board of Directors or Compensation Committee may, in their judgment, authorize compensation payments that are not exempt under Section 162(m) when they believe that such payments are appropriate to attract and retain executive talent.
2012 and 2013
For information regarding our executive compensation for 2012 and 2013, please see Item 11 of our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on December 30, 2014.

Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers.

									Non-Equity Incentive Plan Compensation (2) ($)	All Other Compensation ($)
Name and Principal Position					Stock Awards (1) ($)		Option Awards (1) ($)
	Year	Salary ($)	Bonus ($)									Total ($)
Dr. Emad Rizk (3)	2014	$338,835	$—		$8,110,000		$12,150,000		$—	$—		$20,598,835
President and Chief Executive Officer

Peter P. Csapo (4)	2014	$183,590	$—		$1,630,000		$1,221,000		$—	$40,726	(8)	$3,075.316
Chief Financial Officer and Treasurer

Joseph Flanagan (5)	2014	$595,000	$200,000	(9)	$2,415,000	(11)	$2,195,000	(11)	$—	$735,777	(12)	$6,140,777
Chief Operating Officer	2013	$345,175	$400,000	(10)	$4,588,000		$4,392,000		$277,667	$312,935	(12)	$10,315,777

Stephen Schuckenbrock (6)	2014	$450,827	$—		$—		$—		$—	$54,760	(13)	$505,587
Former President and	2013	$422,054	$—		$—		$15,941,867		$312,375	$62,961	(13)	$16,739,257
Chief Executive Officer

Sean Orr (7)	2014	$452,145	$—		$—		$39,000	(15)	$227,500	$475,896	(14)	$1,194,541
Former Senior Vice President, Finance and Former Chief Financial Officer and Treasurer	2013	$158,654	$50,000		$—		$1,494,000		$81,667	112,561	(14)	$1,896,882

(1)
Valuation of these option and stock awards is based on the dollar amount of share-based compensation expense that we recognized for financial statement reporting purposes in 2013 and 2014 computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, excluding the impact of estimated forfeitures related to service-based vesting conditions. These amounts do not represent the actual amounts paid to or realized by the named executive officer during 2013 and 2014. The assumptions used by us with respect to the valuation of option awards are the same as those set forth in Note 6, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on December 31, 2014.

(2)
Represents payments to named executive officers under our annual cash incentive bonus program. The payouts under the annual cash incentive bonus program for 2014 to our current named executive officers will be paid out in restricted stock that vests 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash. The number of shares of restricted stock that will be awarded to each individual will equal to the amount of the cash incentive bonus to be paid in restricted stock to such individual, divided by the closing trading price of a share of our common stock on the date of grant, which we expect to be made in mid-year 2015. Additional restricted stock, equal to 20% of the non-cash bonus amount, which will also vest 1/12 per month over a one-year period, commencing on April 10, 2015, will be awarded to offset the fact that restricted stock will be provided in lieu of cash, will not be granted until mid-year 2015 and has vesting restrictions as noted above.

(3)	Dr. Rizk joined our company on July 21, 2014.
(4)	Mr. Csapo joined our company on August 12, 2014.
(5)	Mr. Flanagan joined our company on April 29, 2013.
(6)
Mr. Schuckenbrock joined our company on April 3, 2013. Mr. Schuckenbrock resigned from his position on July 9, 2014, effective July 21, 2014. Mr. Schuckenbrock continued to serve as a director of the company throughout 2014.

(7)
Mr. Orr joined our company on August 24, 2013. Mr. Orr resigned from his position on August 6, 2014, effective August 12, 2014. Mr. Orr continued to serve as a Senior Vice President of the Company until December 30, 2014.

(8)	This amount for Mr. Csapo is comprised of the following: temporary living expenses - $12,198; tax gross-up payments - $3,993; and compensatory travel and entertainment expenses and taxes - $24,535.

(9)	This amount represents Mr. Flanagan’s monthly supplemental cash retention bonus, as described in the summary of his employment agreement above.
(10)	This amount represents Mr. Flanagan’s sign-on bonus, as described in the summary of his employment agreement above.
(11)
Since our stockholders did not approve the amendment to our 2010 Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive cash payments from the Company following each date that any portion of such stock award and option award that would have otherwise vested equal to the value of each share of restricted stock (based on the closing price of the Company's common stock on the applicable vesting date) and option award (based on the difference between the exercise price and the closing price of the company's common stock on the applicable vesting date). These cash payments will be reported in the Summary Compensation Table in the proxy statement for the 2016 Annual Meeting of Stockholders. This amount includes $170,000 in incremental fair value computed in accordance with ASC 718 related to the modification of Mr. Flanagan's vested options to extend the exercise period of such vested options in connection with his amended employment agreement.

(12)
For 2014, this amount for Mr. Flanagan represents the following: relocation benefits - $503,766; tax gross-up - $76,784; household goods - $56,602; legal expenses - $50,000; temporary living expenses - $48,000; payments for educational consulting services - $625. For 2013, this amount for Mr. Flanagan represents relocation benefits.

(13)
For 2014, this amount for Mr. Schuckenbrock represents the following: director fees - $15,000; relocation benefits - $14,829; compensatory travel and entertainment expenses and taxes - $24,931. For 2013, this amount for Mr. Schuckenbrock represents the aggregate incremental cost to our company for reimbursing Mr. Schuckenbrock for travel, lodging and related expenses for the commute between his residence and our company’s headquarters in Chicago.

(14)
For 2014, this amount represents the following: separation payments - 12 months of salary continuation payments in the aggregate amount of $450,000 in connection with Mr. Orr’s termination of employment effective as of December 30, 2014; 12 months of benefits continuation in the aggregate amount of $10,209 in connection with Mr. Orr’s termination of employment effective as of December 30, 2014; reimbursement for household goods - $3,420; tax gross-up payments - $5,170; car lease payments - $6,029; temporary living expenses - $806; carry costs on property owned by Mr. Orr - $262. For 2013, this amount for Mr. Orr represents expenses incurred as part of relocation benefits paid in 2013.

(15)
This amount represents $39,000 in incremental fair value for computed in accordance with ASC 718 related to the modification of Mr. Orr's vested options to extend the exercise period of such vested options in connection with his resignation from the company on December 30, 2014.

Grants of Plan-Based Awards in 2014

The following table sets forth information regarding grants of compensation in the form of plan-based awards made during 2014 to our named executive officers.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#) (4)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)
					Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dr. Emad Rizk	N/A	$—	$338,835	$—
	7/21/2014				—	500,000	—			$8.98	$3,620,000
	7/21/2014							500,000		$8.98	$4,490,000
	7/21/2014								2,700,000	$8.98	$12,150,000

Peter P. Csapo	N/A	$—	$146,872	$—
	8/12/2014							200,000		$8.15	$1,630,000
	8/12/2014								300,000	$8.15	1,221,000

Joseph Flanagan	N/A	$—	$595,000	$—
	4/29/2014							300,000		$8.05	$2,415,000
	4/29/2014								500,000	$8.05	$2,025,000

Stephen Schuckenbrock	N/A	$—	—	—

Sean Orr	N/A	$—	$350,000	$—

(1)
Actual annual cash incentive bonuses paid under the annual cash incentive bonus program for 2014 will be paid out in restricted stock that vests 1/12 per month over a one-year period, commencing on April 10, 2015, rather than in cash. The number of shares of restricted stock that will be awarded to each individual will equal the amount of the cash incentive bonus to be paid in restricted stock to such individual, divided by the closing trading price of a share of our common stock on the date of grant. Additional restricted stock, equal to 20% of the non-cash bonus amount, which will also vest 1/12 per month over a one-year period, commencing on April 10, 2015, will be awarded to offset the fact that restricted stock will be provided in lieu of cash, will not be granted until mid-year 2015 and has vesting restrictions as noted above. These grants of restricted stock will be reflected in the “Summary Compensation Table” in the proxy statement for the 2016 Annual Meeting of Stockholders. There are no minimum or maximum payout levels, and our board of directors has broad discretion to make adjustments to the awards based on the factors discussed under the caption “Annual Cash Incentive Bonus.”

(2)
For Dr. Rizk, these performance-based restricted shares vest based on a stock price performance goal of two times the closing price of a share of our common stock on the grant date, which must be equaled or exceeded for at least 20 consecutive trading days based on the average closing price for such 20-consecutive trading day period.

(3)
For Dr. Rizk and Mr. Csapo, these restricted shares vest in equal installments over four years following the respective grant dates, subject to continued service with our company. For Mr. Flanagan, these restricted shares vest on a monthly basis over a two year period, subject to the approval by our stockholders of an amendment to our 2010 Plan increasing the number of shares authorized for issuance under our 2010 Plan to an amount sufficient to cover these grants. Since our stockholders did not approve the amendment to our 2010 Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive cash payments from the Company following each date that any portion of such stock award that would have otherwise vested equal to the value of each share of restricted stock (based on the closing price of the Company's common stock on the applicable vesting date).

(4)
For Dr. Rizk and Mr. Csapo, these stock options vest in equal installments over four years following the respective grant dates, subject to continued service with our company. For Mr. Flanagan, these stock options vest on a monthly basis over a two year period, subject to the approval by our stockholders of an amendment to our 2010 Plan increasing the number of shares authorized for issuance under our 2010 Plan to an amount sufficient to cover these grants. Since our stockholders did not approve the amendment to our 2010 Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive cash payments from the Company following each date that any portion of such stock option award that would have otherwise vested equal to the value of each share of option award (based on the difference between the exercise price and the closing price of the Company's common stock on the applicable vesting date).

Outstanding Equity Awards at December 31, 2014

The following table sets forth information regarding stock options and stock awards held by our named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable							Equity Incentive Plan Awards:
									Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
					Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)

Dr. Emad Rizk	—		2,700,000	(1)	$8.98	7/21/2024
							500,000	(2)	$3,430,000
										500,000	(3)	$3,430,000
Peter P. Csapo	—		300,000	(4)	$8.15	8/12/2024
							200,000	(5)	$1,372,000
Joseph Flanagan	—		500,000	(6)	$8.05	4/29/2024
							300,000	(6)	$2,058,000
	300,000	(7)	500,000	(7)	$11.47	6/3/2023
							250,000	(8)	$1,715,000
Stephen Schuckenbrock	1,209,900	(9)	1,693,901	(9)	$9.56	4/2/2023
Sean Orr	75,000	(10)	—		$9.94	8/26/2023

(1)	These options were granted on July 21, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(2)	These restricted shares were granted on July 21, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(3)
These performance-based restricted shares were granted on July 21, 2014 and vest based on a stock price performance goal of two times the closing price of a share of our common stock on the grant date, which must be equaled or exceeded for at least 20 consecutive trading days based on the average closing price for such 20-consecutive trading day period.

(4)	These options were granted on August 12, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(5)	These restricted shares were granted on August 12, 2014 and vest in equal annual installments over four years, beginning one year from the date of grant, based on continued employment.
(6)
Since our stockholders did not approve the amendment to our 2010 Plan described above prior to December 31, 2014, Mr. Flanagan’s incentive equity awards described above terminated, and in lieu thereof, Mr. Flanagan became entitled to receive cash payments from the Company following each date that any portion of such stock award and option award that would have otherwise vested equal to the value of each share of restricted stock (based on the closing price of the Company's common stock on the applicable vesting date) and option award (based on the difference between the exercise price and the closing price of the company's common stock on the applicable vesting date).

(7)	These options were granted on June 3, 2013 and vest in equal monthly installments over four years, beginning one month from date of grant, based on continued employment.
(8)	These restricted shares were granted on June 3, 2013 and vest in equal monthly installments over four years, beginning one month from date of grant, based on continued employment.
(9)
These options were granted on April 2, 2013 and vest in equal monthly installments over four years, beginning on the date of grant notwithstanding Mr. Schuckenbrock's termination of employment and board service.

(10)
These options were granted on August 26, 2013 and represent the portion of Mr. Orr’s stock option award that was vested as of December 30, 2014, the date of termination of his employment. Pursuant to our agreement with Mr. Orr, the time period in which Mr. Orr may exercise his stock options has been extended.

Option Exercises and Stock Vested
The following table sets forth information regarding stock acquired upon vesting by our named executive officers during the fiscal year ended December 31, 2014. No stock options were exercised during the fiscal year ended December 31, 2014.

Stock Awards (1)
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Dr. Emad Rizk	—	—
Peter Csapo	—	—
Joseph Flanagan (3)	100,008	814,065
Stephen Schuckenbrock	—	—
Sean Orr	—	—

(1)	Represents shares of restricted stock that vested during the year ended December 31, 2014.
(2)	Based on the fair market value of our common stock on the date of vesting.
(3)
Excludes 112,500 shares of restricted stock that were awarded to Mr. Flanagan and vested in 2014 but were subsequently terminated since our stockholders did not approve the amendment to our 2010 Plan as described in the summary of his employment agreement above.

Potential Payments Upon Termination or Change of Control
The table below provides information related to potential payments upon termination by the Company without cause or by the NEOs listed in the table for good reason, assuming that the terminations were effective on December 31, 2014. No payments were made to Mr. Schuckenbrock, who resigned as our Chief Executive Officer in July 2014, in connection with the termination of his employment. Pursuant to our agreement with Mr. Orr described above, Mr. Orr became entitled to receive twelve months of salary continuation payments in the aggregate amount of $450,000 and twelve months of benefits continuation in the aggregate amount of $10,209 following his resignation on December 30, 2014. In addition, pursuant to our agreement with Mr. Orr, the time period in which he may exercise his vested options as of December 31, 2014 has been extended.

Termination by the Company without Cause or by a NEO for Good Reason
Name	Salary Severance (1)	Incentive Severance (2)	Earned Incentive (3)	Accelerated Options (4)	Accelerated Restricted Stock (5)	Accelerated Performance Stock (6)	Benefits (7)	Total
Dr. Emad Rizk	$1,500,000	$1,500,000	$350,000	$0	$478,673	$0	$35,832	$3,864,505
Peter Csapo	$470,000	$120,888	$130,034	$0	$132,501	N/A	$17,916	$871,339
Joseph Flanagan	$595,000	$0	$0	$0	$1,286,250	N/A	$18,516	$1,899,766

(1)
Salary severance represents a cash payment that the NEO is entitled to receive upon termination. Dr. Rizk’s salary severance represents two times his current base salary. Messrs. Csapo and Flanagan’s salary severance represent one times their current, respective base salaries.

(2)
Incentive severance represents a cash payment that the NEO is entitled to receive upon termination. Dr. Rizk’s incentive severance represents two times his current target bonus. Mr. Csapo’s incentive severance represents the pro-rata bonus amount adjusted based on the number of days employed by the Company in 2014 and further adjusted based on actual results of the Company for 2014. Mr. Flanagan is not entitled to receive an incentive severance payment.

(3)
Earned incentive represents a cash payment that the NEO is entitled to receive upon termination for the payout from the 2014 annual incentive bonus award. Dr. Rizk’s earned incentive represents a pro-rata portion of his annual bonus for 2014 based on the Company’s actual results for 2014. Mr. Csapo’s earned incentive represents the target bonus adjusted for the bonus pool funding for 2014. Mr. Flanagan is not entitled to receive an earned incentive payment.

(4)
The vesting of the following number of shares of our common stock underlying unvested options held by the NEOs would be accelerated as a result of a termination of employment on December 31, 2014: Dr. Rizk - 376,798; Mr. Csapo - 28,973; and Mr. Flanagan - 312,500. The amounts reflect the difference between the $6.86 closing trading price of our common stock on December 31, 2014 and the exercise price of each option.

(5)
The vesting of the following total number of unvested shares of restricted stock held by the NEOs would be accelerated as a result of a termination of employment on December 31, 2014: Dr. Rizk - 69,777; Mr. Csapo - 19,315; and Mr. Flanagan - 187,500. The amounts reflect the $6.86 closing trading price of our common stock on December 31, 2014.

(6)
Dr. Rizk’s performance-based restricted shares would not accelerate in the event of a termination by the Company without cause or by Dr. Rizk for good reason because the stock price hurdle would not be achieved upon his termination. Messrs. Csapo and Flanagan do not hold performance-based restricted stock.

(7)
The NEOs are entitled to receive a continuation of benefits for up to one year, except for Dr. Rizk who is entitled to receive a continuation of benefits for up to two years. The amounts reflect the annualized current benefit amounts multiplied by the benefit continuation policy for each executive.

The following table provides information related to potential payments upon termination by the Company without cause or by the NEOs listed in the table for good reason following a change of control, assuming that the terminations were effective on December 31, 2014:

Termination by the Company without Cause or by Officer for Good Reason following a Change of Control
Name	Salary Severance (1)	Incentive Severance (2)	Earned Incentive (3)	Accelerated Options (4)	Accelerated Restricted Stock (5)	Accelerated Performance Stock (6)	Benefits (7)	Excise Tax Gross Up (8)	Total
Dr. Emad Rizk	$1,500,000	$1,500,000	$350,000	$0	$3,430,000	$0	$35,832	$0	$6,815,832
Peter Csapo	$470,000	$120,888	$130,034	$0	$1,372,000	N/A	$17,916	$0	$2,110,838
Joseph Flanagan	$595,000	$0	$0	$0	$2,358,125	N/A	$18,516	$0	$2,971,641

(1)
Salary severance represents a cash payment that the NEO is entitled to receive upon termination following a change of control. Dr. Rizk’s salary severance represents two times his current base salary. Messrs. Csapo and Flanagan’s salary severance represent one times their current, respective base salaries.

(2)
Incentive severance represents a cash payment that the NEO is entitled to receive upon termination following a change of control. Dr. Rizk’s incentive severance represents two times his current target bonus. Mr. Csapo’s incentive severance represents the pro-rata bonus adjusted based on the number of days employed by the Company in 2014 and further adjusted based on actual results of the Company for 2014. Mr. Flanagan is not entitled to receive an incentive severance payment.

(3)
Earned incentive represents a cash payment that the NEO is entitled to receive upon termination following a change of control for the payout from the 2014 annual incentive bonus award. Dr. Rizk’s earned incentive represents a pro-rata portion of his annual bonus for 2014 based on the Company’s actual results for 2014. Mr. Csapo’s earned incentive represents the target bonus adjusted for the bonus pool funding for 2014. Mr. Flanagan is not entitled to receive an earned incentive payment.

(4)
The vesting of the following number of shares underlying unvested options held by the NEOs would be accelerated as a result of a termination of employment following a change of control on December 31, 2014: Dr. Rizk - 2,700,000; Mr. Csapo - 300,000; and Mr. Flanagan - 656,250. The amounts reflect the difference between the $6.86 closing trading price of our common stock on December 31, 2014 and the exercise price of each option.

(5)
The vesting of the following total number of unvested shares of restricted stock held by the NEOs would be accelerated as a result of a termination of employment following a change of control on December 31, 2014: Dr. Rizk - 500,000; Mr. Csapo - 200,000; and Mr. Flanagan - 343,750. The amounts reflect the $6.86 closing trading price of our common stock on December 31, 2014.

(6)
Dr. Rizk’s performance-based restricted shares would not accelerate in the event of a termination following a change of control because the stock price hurdle would not be achieved upon his termination. Messrs. Csapo and Flanagan do not hold performance-based restricted stock.

(7)
The NEOs are entitled to a continuation of benefits for up to one year, except for Dr. Rizk who received a continuation of benefits for up to two years. The amounts reflect the annualized current benefit amounts multiplied by the benefit continuation policy for each executive.

(8)	The NEOs are not eligible to receive an excise tax gross up.

Compensation Committee Report
The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with the company’s management. Based on such review and discussion with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
By the Compensation Committee of the Board of Directors of Accretive Health, Inc.
Steven N. Kaplan (chair)
Edgar Bronfman, Jr.
Denis J. Nayden
Compensation Committee Interlocks and Insider Participation
The members of the Compensation Committee throughout the fiscal year ended December 31, 2014 were Messrs. Kaplan (chair), Bronfman, Cline, Nayden and Spiegel. None of Messrs. Kaplan, Bronfman, Cline, Nayden and Spiegel has ever been an officer or employee of Accretive Health. No member of the compensation committee had any relationship with us during fiscal 2014 requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.
None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee.
RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written related person transaction policy to set forth policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, the amount involved exceeds $120,000, and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness, and employment by us of a related person. Our related person transaction policy contains exceptions for any transaction or interest that is not considered a related person transaction under SEC rules as in effect from time to time.
Any related person transaction proposed to be entered into by us must be reported to our general counsel and will be reviewed and approved by the audit committee in accordance with the terms of the policy, prior to effectiveness or consummation of the transaction whenever practicable. If our general counsel determines that advance approval of a related person transaction is not practicable under the circumstances, the audit committee will review and, in its discretion, may ratify the related person transaction at the next meeting of the audit committee.
Alternatively, our general counsel may present a related person transaction arising in the time period between meetings of the audit committee to the chair of the audit committee, who will review and may approve the related person transaction, subject to ratification by the audit committee at the next meeting of the audit committee.
In addition, any related person transaction previously approved by the audit committee or otherwise already existing that is ongoing in nature will be reviewed by the audit committee annually to ensure that such related person transaction has been conducted in accordance with the previous approval granted by the audit committee, if any, and that all required disclosures regarding the related person transaction are made.

Transactions involving compensation of executive officers will be reviewed and approved by the compensation committee in the manner specified in the charter of the compensation committee.
A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by the audit committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of business of our company;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than the terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee will review all relevant information available to it about the related person transaction. The audit committee may approve or ratify the related person transaction only if the audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. The audit committee may, in its sole discretion, impose such conditions as it deems appropriate on us or the related person in connection with approval of the related person transaction.
Since January 1, 2014, we have engaged in the following transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers and 5% stockholders, in which such person had or will have a direct or indirect material interest:
Certain Employment Arrangements

We employed Theresa Coughlin as an employee benefits manager through January 2013, and then as an employee benefits senior manager from January 2013 through January 2014. Ms. Coughlin is the sister of Mary Tolan, who served as our Chief Executive Officer through April 2013 and as a member of our board of directors until May 15, 2015. Ms. Coughlin’s employment with our company ended on January 31, 2014. In 2012 and 2013, Ms. Coughlin’s total compensation, including salary, bonus and the amount of share-based compensation expense that we recognized for financial statement reporting purposes for stock options previously granted to her, was $135,104, and $148,323, respectively.
Registration Rights
We are a party to a stockholders’ agreement with certain of our stockholders, including the following directors, former executive officers and holders of more than 5% of our voting securities and their affiliates and immediate family members: Mary A. Tolan, Etienne H. Deffarges, Gregory N. Kazarian, Irrevocable 2009 Kazarian Children’s Trust, Irrevocable 2009 Gregory N. Kazarian Trust, John T. Staton Declaration of Trust, Steven N. Kaplan, Kazarian Family, LLC, and Spiegel Family LLC. Pursuant to the stockholders’ agreement, we are required to pay all registration fees and expenses, including the reasonable fees and disbursements of one counsel for the participating stockholders, and indemnify each participating stockholder with respect to each registration of registrable shares that is affected.

Indemnification
Our restated certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with each of our directors and executive officers that are broader in scope than the specific indemnification provisions contained in the Delaware General Corporation Law.
2012 and 2013
For additional related person transactions for 2012 and 2013, please see Item 13 of our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on December 30, 2014.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and written representations by the persons required to file these reports, during the year ended December 31, 2014, the reporting persons complied with all Section 16(a) filing requirements.
For information regarding reporting compliance under Section 16(a) of the Exchange Act for 2012 and 2013, please see Item 10 of our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC on December 30, 2014.
STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
Stockholder Proposals Included in Proxy Statement
Since we did not hold annual meetings in 2013 and 2014, and the Annual Meeting is being held later in the calendar year than usual, stockholder proposals for inclusion in the proxy statement relating to the 2016 Annual Meeting of Stockholders must be received by a reasonable time before we begin to print and send our proxy materials for our 2016 Annual Meeting.
Upon receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.
Stockholder Proposals Not Included in Proxy Statement
We must receive other proposals of stockholders (including director nominations) intended to be presented at the 2016 Annual Meeting of Stockholders but not included in the proxy statement no earlier than the 120th day prior to the 2016 Annual Meeting of Stockholders and no later than the close of business on the later of (1) the 90th day prior to the 2016 Annual Meeting of Stockholders and (2) the 10th day following the date on which notice of the date of the meeting is mailed or public disclosure is made, whichever occurs first. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2016 Annual Meeting. In certain cases, notice may be delivered later if the number of directors to be elected to the board of directors is increased.
Each stockholder’s notice for a proposal must be timely given to our corporate secretary at the address of our principal executive offices. Each notice generally is required to set forth as to each matter proposed to be brought before an annual meeting certain information and must meet other requirements specified in our bylaws, as determined by us, including (1) a brief description of the business the stockholder desires to bring before the meeting, (2) the text of the proposal, (3) the reasons for conducting such business at the meeting, (4) the name and address, as they appear on our stock transfer books, of the stockholder proposing such business, (5) the class and number of shares beneficially owned by the stockholder making the proposal, (6) a description of any material interest of such stockholder and the respective affiliates and associates of, or others acting in concert with, such stockholder in such business, (7) a description of all agreements, arrangements or understandings between such stockholder and any other persons in connection with the proposal, (8) a description of all agreements, arrangements or understandings entered into by, or on behalf of, such stockholder to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to shares of our stock, (9) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made pursuant to the rules of the SEC, (10) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (11) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or otherwise to solicit proxies from stockholders in support of such proposal.
For nominations, a stockholder’s notice to our corporate secretary generally must set forth information specified in our bylaws, as determined by us, as to each person proposed to be nominated, including (1) the name, age, business address and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of our shares which are beneficially owned by such person on the date of such stockholder notice, (4) a description of all direct or indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between such stockholder and each proposed nominee, his or her respective affiliates and associates, or others acting in concert with such nominee(s), (5) any other information concerning such nominee(s) that must be disclosed as to nominees in proxy solicitations pursuant to the rules of the SEC. The notice must also set forth as to the stockholder giving the notice (1) the name and address, as they appear on our transfer books, of such stockholder and of any beneficial owners of our capital stock registered in such stockholder’s name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (2) the class and number of our shares held of record, beneficially owned or represented by proxy by such stockholder, (3) a description of all arrangements or understandings between such stockholder and any other persons in connection with the nomination, (4) a description of all agreements, arrangements or understandings entered into by, or on behalf of, such stockholder to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder with respect to shares of our stock, (5) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made pursuant to the rules of the SEC, (6) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the person(s) named it its notice and (7) a representation whether the stockholder intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or otherwise to solicit proxies from stockholders in support of such nomination.
The foregoing time limits also apply to determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. These rules are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement. In addition, stockholders are required to comply with any applicable requirements of the Exchange Act and the rules and regulations thereunder.

HOUSEHOLDING OF PROXIES
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Accretive Health, Inc., 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611, Attention: Investor Relations.
OTHER MATTERS
The board of directors knows of no other matters to be brought before the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments thereof, the persons named in the proxies will vote upon such matters in accordance with their best judgment.

APPENDIX A
ACCRETIVE HEALTH, INC.
AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

1.	Purpose
The purpose of this Amended and Restated 2010 Stock Incentive Plan (the “Plan”) of Accretive Health, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility
All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as such terms are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) or any successor form) are eligible to be granted Awards under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant”. “Award” means Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8).

3.	Administration and Delegation
(a)Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.
(b)Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers. Notwithstanding anything herein to the contrary, to the extent that the Committee is comprised solely of an officer of the Company who is also a Board member, such officer shall not be authorized to grant any Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).
(c)Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Delaware law (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of such Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to such Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant such Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

The Board may not delegate authority under this Section 3(c) to grant Restricted Stock, unless Delaware law then permits such delegation.
(d)Awards to Non-Employee Directors. Discretionary Awards to non-employee directors may be granted and administered only by a Committee, all of the members of which are independent directors as defined by Section 303A.02 of the New York Stock Exchange Listed Company Manual.

4.	Stock Available for Awards
(a)Number of Shares; Share Counting.
(1)Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to 29,374,756 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), which number shall include the number of shares of Common Stock subject to awards granted under the Company’s Amended and Restated Stock Option Plan (the “Existing Plan”) which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issue price pursuant to a contractual repurchase right (subject, in the case of Incentive Stock Options (as defined in Section 5(b)) to any limitations under the Code). Any or all Awards may be in the form of Incentive Stock Options. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.
(2)Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i):
(A)all shares of Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i); provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;
(B)if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of Incentive Stock Options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan, the number of shares exempt from the minimum vesting requirements under Section 11(h) and the number of shares exempt from the prohibition on acceleration under Section 11(i) shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise, and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR;
(C)shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and
(D)shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b)Sublimit. Subject to adjustment under Section 10, the following sublimit on the number of shares subject to Awards shall apply:
(1)Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any one Participant under the Plan shall be 3,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).
(c)Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5.	Stock Options
(a)General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option”.
(b)Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Accretive Health, Inc., any of Accretive Health, Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or to any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option.
(c)Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable Option agreement. The exercise price shall be not less than 100% of the fair market value per share of Common Stock as determined by (or in a manner approved by) the Board (“Fair Market Value”) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.
(d)Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.
(e)Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.
(f)Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)in cash or by check, payable to the order of the Company;
(2)except as may otherwise be provided in the applicable Option agreement, or approved by the Board, in its sole discretion, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)to the extent provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;
(4)to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board in its sole discretion, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive the number of shares of Common Stock underlying the portion of the Option so exercised reduced by the number of shares of Common Stock equal to the aggregate exercise price of the portion of the Option being exercised divided by the Fair Market Value of the Common Stock on the date of exercise;
(5)to the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or
(6)by any combination of the above permitted forms of payment.
(g)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange (“NYSE”).
(h)No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

6.	Stock Appreciation Rights.
(a)General. The Board may grant Awards consisting of Stock Appreciation Rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the measurement price established pursuant to Section 6(b)(3). The date as of which such appreciation is determined shall be the exercise date.
(b)Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.
(1)Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that an SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.
(2)Independent SARs. An SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.
(3)Measurement Price. The Board shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of an SAR effective as of a future date, the measurement price shall be not less than 100% of the Fair Market Value on such future date.
(4)Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.
(5)Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Board.
(c)Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding SAR, (2) cancel any outstanding stock appreciation right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than Awards granted pursuant to Section 4(c)) covering the same or a different number of shares of Common Stock and having a measurement price per share lower than the then-current measurement price per share of the cancelled stock appreciation right, (3) cancel in exchange for a cash payment any outstanding SAR with a measurement price per share above the then-current Fair Market Value, or (4) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.
(d)No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

7.	Restricted Stock; Restricted Stock Units.
(a)General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. The Board may also grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).
(b)Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.
(c)Additional Provisions Relating to Restricted Stock.
(1)Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Accrued Dividends.
(2)Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock as well as dividends or distributions paid on such Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or to his or her Designated Beneficiary. “Designated Beneficiary” means (i) the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death, or (ii) in the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.
(d)Additional Provisions Relating to Restricted Stock Units.
(1)Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in each case in a manner that complies with Section 409A of the Code.
(2)Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.
(3)Dividend Equivalents. The Award agreement for Restricted Stock Units may provide a Participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

8.	Other Stock-Based Awards
(a)General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.
(b)Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.
(c)Dividend Equivalents. The Award agreement for any Other Stock-Based Award may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, may be settled in cash and/or shares of Common Stock and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid, in each case to the extent provided in the Award agreement. No interest will be paid on Dividend Equivalents.

9.	Performance Awards.
(a)Grants. Restricted Stock, Restricted Stock Units and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 9 (“Performance Awards”).

(b)Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.
(c)Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: gross cash generated from customer contracting activities; net cash generated from customer contracting activities; net cash generated from customer contracting activities per share; site operating margin; net income per share; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, and stock-based compensation expense; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return; gross profit; revenue growth; cost savings; working capital; customer satisfaction; service quality; completion of strategic acquisitions/dispositions and/or execution of customer contracts; and receipt of regulatory approvals. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (v) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (x) may vary by Participant and may be different for different Awards; (y) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (z) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.
(d)Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.
(e)Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

10.	Adjustments for Changes in Common Stock and Certain Other Events.
(a)Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share counting rules and sublimit set forth in Sections 4(a) and 4(b), (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi)

the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
(b)Reorganization Events.
(1)Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.
(2)Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock on such terms as the Board determines (except to the extent specifically provided otherwise in the applicable Award agreement or another agreement between the Participant and the Company): (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (A) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (B) the excess, if any, of (I) the Acquisition Price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.
For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3)Consequences of a Reorganization Event on Restricted Stock. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to such Restricted Stock; provided, however, that the Board may provide for the termination or deemed satisfaction of such repurchase or other rights under the Restricted Stock Agreement or any other agreement between the Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

11.	General Provisions Applicable to Awards
(a)Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.
(b)Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c)Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.
(d)Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.
(e)Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise vesting, or release from forfeiture of an Award or, if the Company so requires, at the same time as payment of the exercise or purchase price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.
(f)Amendment of Award. Except as otherwise provided in Sections 5(g), 6(c), 9, 11(h), 11(i) and 12(d), the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Board determines that the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Plan or (ii) the change is permitted under Section 10.
(g)Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(h)Limitations on Vesting. Subject to Section 11(i), no Award granted on or after August 14, 2015 shall vest earlier than the first anniversary of its date of grant, unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the Participant. The foregoing sentence shall not apply to (i) Awards granted to non-employee Directors and (ii) in addition to any Awards granted to non-employee Directors, an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1).
(i)Acceleration. The Board may, at any time, provide that (i) any Award granted on or prior to August 14, 2015 shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, and (ii) any Award granted after August 14, 2015 (a “New Award”) shall become immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, solely (A) upon the death or disability of the Participant, (B) upon a merger, consolidation, sale, reorganization, recapitalization, or change in control of the Company or pursuant to Section 10, or (C) in any other circumstance with respect to Awards covering an aggregate of up to 5% of the maximum number of authorized shares set forth in Section 4(a)(1). In addition, the Board may provide, at any time and for any reason, that any New Award shall become immediately exercisable in whole or in part, free from some or all of the restrictions and conditions applicable to such New Award or otherwise realizable in whole or in part, as the case may be, solely to the extent required by an agreement, obligation or policy in effect on August 14, 2015.

12.	Miscellaneous
(a)No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.
(b)No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.
(c)Effective Date and Term of Plan. The Plan shall become effective immediately prior to the closing of the Company’s initial public offering of its Common Stock. No Awards shall be granted under the Plan after the expiration of 10 years from the date on which the stockholders approve the Amended and Restated 2010 Stock Incentive Plan, but Awards previously granted may extend beyond that date.
(d)Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until the Company’s stockholders approve such amendment; and (iii) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 10), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan.
(e)Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Board’s discretion under the Plan as the Board deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.
(f)Section 409A of the Code. Except as provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule.
The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Code Section 409A but do not to satisfy the conditions of that section.
(g)Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.
(h)Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

APPENDIX B
PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION OF ACCRETIVE HEALTH, INC.
NINTH: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.
1.General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
2.Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. ~~Election~~Elections of directors need not be by written ballot~~,~~ except as and to the extent provided in the Bylaws of the Corporation.
3.Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, until the election of directors at the annual meeting of stockholders to be held in 2018, the Board of Directors shall be and is divided into ~~three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one‑third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.~~classes, with directors in each class having the terms of office specified in Section 4 of this Article NINTH. Commencing with the election of directors at the annual meeting to be held in 2018, the classification of the Board of Directors shall cease, and, subject to the rights of any holders of any series of Preferred Stock to elect directors, directors shall thereupon be elected for a term expiring at the next annual meeting of stockholders.
4.Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending ~~on~~at the ~~date~~election of directors at the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Restated Certificate of Incorporation~~; provided further, that the~~. Notwithstanding the foregoing, commencing with the election of directors at the annual meeting to be held in 2016, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2017; for the election of directors at the annual meeting of stockholders to be held in 2017, the successor of each director whose term expires at such meeting shall be elected for a term expiring at the annual meeting of stockholders to be held in 2018; and for the election of directors at the annual meeting to be held in 2018 and for the election of directors at each annual meeting thereafter, each director shall be elected for a term expiring at the next succeeding annual meeting. The term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.
5.Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. Until the election of directors at the annual meeting of stockholders to be held in 2018, in the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member and (ii) the newly-created or -eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the classes of directors.
6. ~~5.~~ Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of

B-1

Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.
7. ~~6.~~ Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Certificate of Incorporation.
8. ~~7.~~ Removal. Subject to the rights of holders of any series of Preferred Stock, ~~directors~~any director of the Corporation may be removed ~~only for~~, with or without cause ~~and only~~, by the affirmative vote of the holders of at least two-thirds of the votes that all the stockholders would be entitled to cast in an election of directors ~~or class of directors~~.
9. ~~8.~~ Vacancies. Subject to the rights of holders of any series of Preferred Stock, any ~~vacancies or newly‑created directorships~~vacancy in the Board of Directors, however occurring, or any newly-created directorship resulting from an increase in the authorized number of directors, shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy ~~or~~shall be elected for the unexpired term of his or her predecessor in office, and, until the election of directors at the annual meeting of stockholders to be held in 2018, a director chosen to fill a position resulting from a newly-created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.
10. ~~9.~~ Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws of the Corporation.
11. ~~10.~~ Amendments to Article. Notwithstanding any other provision of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least two‑thirds of the votes that all the stockholders would be entitled to cast in an election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

B-2

PRELIMINARY PROXY CARD

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M94120-P67853 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ACCRETIVE HEALTH, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Michael B. Hammond
02) Denis J. Nayden
03) Emad Rizk
04) Steven J. Shulman

Election of Class II Directors

Nominees:

05) Edgar M. Bronfman, Jr.
06) Arthur A. Klein
07) Amir Dan Rubin
08) Robert V. Stanek

Election of Class III Directors

Nominees:

09) Charles J. Ditkoff
10) Lawrence B. Leisure
11) Alex J. Mandl

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. To approve our Amended and Restated 2010 Stock Incentive Plan.	☐	☐	☐
3. To vote on a non-binding advisory proposal to approve executive compensation.	☐	☐	☐
4. To approve an amendment to our Restated Certificate of Incorporation to declassify our board of directors and provide for the annual election of all directors.	☐	☐	☐
5. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at http://proxyonline.accretivehealth.com.

M94121-P67853

ACCRETIVE HEALTH, INC.
Annual Meeting of Stockholders
August 14, 2015 9:00 AM (CDT)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Daniel A. Zaccardo and Howard Norber and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Accretive Health, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Accretive Health, Inc. to be held August 14, 2015 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3, 4 AND 5.

Continued and to be signed on reverse side